                                                                   EXHIBIT 10.8

                                                               [EXECUTION COPY]



                    EQUIPMENT SUPPLY AND SERVICES AGREEMENT




                                  BY AND AMONG


                             MEGATEL DO BRASIL S.A.



                                      AND



                    LUCENT TECHNOLOGIES WORLD SERVICES INC.

              LUCENT TECHNOLOGIES NETWORK SYSTEMS DO BRASIL LTDA.



                            DATED SEPTEMBER 30, 1999



Confidential treatment requested. Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

Article I Definitions; Interpretation.............................................................................2

     Section 1.1 Definitions......................................................................................2
     Section 1.2 Interpretation..................................................................................11

Article II Strategic Relationship................................................................................11

     Section 2.1 Business Dealings Among the Parties.............................................................11
     Section 2.2 Common Understandings...........................................................................11
     Section 2.3 Principles Governing Business Conduct...........................................................12
     Section 2.4 Purchase Commitment.............................................................................12
     Section 2.5 [***]...........................................................................................12

Article III Term; Condition Precedent; Suspensive Condition......................................................13

     Section 3.1 Term............................................................................................13
     Section 3.2 Effective Date..................................................................................13

Article IV Scope of Agreement and Ready for Service Responsibilities.............................................13

     Section 4.1 Scope of Agreement..............................................................................13
     Section 4.3 Ready for Service Network.......................................................................13
     Section 4.4 Ready for Service Switch Service Areas..........................................................13
     Section 4.5 Ready for Service Systems.......................................................................14
     Section 4.6 Modification of Ready for Service Responsibilities..............................................14
     Section 4.7 Supplier's Subcontractors.......................................................................14
     Section 4.8 Subcontractor Management........................................................................15
     Section 4.9 Specifications..................................................................................15

Article V Order, Delivery, Title Passage and Import Procedures...................................................15

     Section 5.1 Order Procedures................................................................................15
     Section 5.2 Delivery of Certain Equipment...................................................................16
     Section 5.4 Import Procedures for Imported Equipment........................................................17

Article VI Time Schedule.........................................................................................17

     Section 6.1 Perform to Schedule.............................................................................17
     Section 6.2 Anticipated Delays..............................................................................18
     Section 6.3 Progress Report.................................................................................18

Article VII Prices and Payment Terms.............................................................................18

     Section 7.1 [***]...........................................................................................18
     Section 7.2 Import Duties; Taxes............................................................................19


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.


     Section 7.3 Prices..........................................................................................20

CFX             21


FXAF            21

     Section 7.4 Price Basis.....................................................................................22
     Section 7.5 Invoices........................................................................................22
     Section 7.6 Invoicing Terms.................................................................................23
     Section 7.7 Calculation of Interest.........................................................................26
     Section 7.8 Payment Disputes................................................................................26
     Section 7.9 Payment Obligation Not Dependent on Financing...................................................27
     Section 7.10 [***]..........................................................................................27

Article VIII Supply Agreement Administration and Project Management..............................................27

     Section 8.1 Project Management..............................................................................27
     Section 8.2 Progress Review Meeting.........................................................................28

ERROR! NOT A VALID HEADING LEVEL IN TOC ENTRY ON PAGE 29

     Section 8.4 Supplier Employees..............................................................................29

Article IX Division of Responsibilities..........................................................................29

     Section 9.1 Joint Responsibilities..........................................................................29
     Section 9.2 Megatel Responsibilities........................................................................29
     Section 9.3 Supplier Responsibilities.......................................................................31

Article X Indemnification, Damages, and Delays...................................................................33

     Section 10.1 General Indemnity (Megatel)....................................................................33
     Section 10.2 Infringement Indemnity.........................................................................35
     Section 10.3 [***]..........................................................................................36
     Section 10.4 Failure to Meet Time Schedule (Liquidated Damages).............................................36
     Section 10.5 No Release Upon Payment of Liquidated Damages..................................................38

Article XI Quality Assurance.....................................................................................38

     Section 11.1 Quality Assurance..............................................................................38

Article XII Environmental Policy.................................................................................39

Article XIII Warranties..........................................................................................39

     Section 13.1 Hardware Warranty..............................................................................39
     Section 13.2 Application Procedures for Hardware Warranty...................................................40
     Section 13.3 Software Warranty..............................................................................41


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     Section 13.4 Year 2000 Warranty.............................................................................41
     Section 13.5 Warranty for Services..........................................................................42
     Section 13.6 No Trouble Found...............................................................................42
     Section 13.7 [***]..........................................................................................43
     Section 13.9 [***]..........................................................................................43
     Section 13.9 [***]..........................................................................................43
     Section 13.10 Support Services Program......................................................................44
     Section 13.11 [***].........................................................................................44
     Section 13.12 [***].........................................................................................46
     Section 13.13 Equipment Changes or Substitutions by Supplier................................................47
     Section 13.14 Network Expansion and Spares (Continuity of Supply)...........................................47
     Section 13.15 Disclaimer of Warranties......................................................................49
     Section 13.16 Limitation of Warranties......................................................................50

Article XIV Software.............................................................................................50

     Section 14.1 Software.......................................................................................50
     Section 14.2 Base Generic Releases..........................................................................50
     Section 14.3 Software Modifications.........................................................................51
     Section 14.4 Annual Release Maintenance Fee (ARMF)..........................................................51

Article XV Documentation.........................................................................................51

     Section 15.1 Documentation to be Provided by Supplier.......................................................51
     Section 15.2 License to Documentation.......................................................................52
     Section 15.3 Proprietary Information........................................................................52
     Section 15.4 Documents to Become Property of Megatel........................................................52
     Section 15.5 Responsibility for Documents...................................................................52

Article XVI Force Majeure and Acts of Providence.................................................................52

     Section 16.1 Force Majeure..................................................................................52
     Section 16.2 Acts of Providence.............................................................................53
     Section 16.3 Exclusions.....................................................................................53
     Section 16.4 Procedure for Calling Force Majeure or Acts of Providence......................................53

Article XVII Representations and Warranties......................................................................55

     Section 17.2 Representations and Warranties of Megatel......................................................56

Article XVIII Insurance..........................................................................................56

     Section 18.1 Insurance......................................................................................56
     Section 18.2 Self-Insurance.................................................................................57

Article XIX Limitation on Liability..............................................................................57

     Section 19.1 Limitation of Liability........................................................................57


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Article XX Confidentiality.......................................................................................58

     Section 20.1 Confidentiality................................................................................58

Article XXI Events of Default; Termination.......................................................................60

     Section 21.1 Megatel Events of Default......................................................................60
     Section 21.2 Remedies for Megatel Events of Default.........................................................61
     Section 21.3 Supplier Events of Default.....................................................................61
     Section 21.4 Remedies for Supplier Events of Default........................................................61
     Section 21.5 Effects of Termination on Pre-Existing Rights..................................................62

Article XXII Governing Law; Resolution of Disputes...............................................................62

     Section 22.1 Governing Law..................................................................................62
     Section 22.2 Disputes.......................................................................................62
     Section 22.3 Executive Resolution...........................................................................62
     Section 22.4 Arbitration....................................................................................62

Section XXIII [***]..............................................................................................64

     Section 23.1 [***]..........................................................................................64
     Section 23.2 [***]..........................................................................................64

Article XXIV Miscellaneous.......................................................................................64

     Section 24.1 Compliance with Law............................................................................64
     Section 24.2 Publicity and Trademark........................................................................64
     Section 24.3 Assignment.....................................................................................64
     Section 24.4 Notices........................................................................................65
     Section 24.5 Modifications to Notice Address................................................................66
     Section 24.6 Records........................................................................................66
     Section 24.7 Severability...................................................................................66
     Section 24.8 Survival.......................................................................................66
     Section 24.9 Discrepancies or Inconsistencies...............................................................67
     Section 24.10 Amendment, Modification or Addendum...........................................................67
     Section 24.11 No Waiver of Rights; No Novation..............................................................67
     Section 24.12 Costs and Expenses............................................................................67
     Section 24.13 Relationship of the Parties...................................................................67
     Section 24.14 Language of Agreement.........................................................................68
     Section 24.15 Third Party Beneficiaries.....................................................................68
     Section 24.16 [***].........................................................................................68
     Section 24.17 Annexes.......................................................................................68


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

       ANNEX                 ANNEXES
       Annex 4.1             [***]
       Annex 4.9             [***]
       Annex 5.1(a)          [***]
       Annex 6.1             [***]
       Annex 7.3(a)          [***]
       Annex 7.9             [***]
       Annex 8.1(a)          [***]
       Annex 9.1(a)          [***]
       Annex 9.3(a)          [***]
       Annex 9.3(d)          [***]
       Annex 9.3(i)          [***]
       Annex 13.2            [***]
       Annex 13.10           [***]
       Annex 13.11(b)        [***]
       Annex 14.1            [***]
       Annex 15.1            [***]
       Annex 17.1(a)         [***]
       Annex 20.1            [***]
       Annex 23              [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                    EQUIPMENT SUPPLY AND SERVICES AGREEMENT

         This EQUIPMENT SUPPLY AND SERVICES AGREEMENT (this "AGREEMENT") is entered into on the date specified on the signature page hereof by and among MEGATEL DO BRASIL S.A., a corporation duly organized under the laws of Brazil with its head office in the city and State of Sao Paulo, Brazil, Av. Nacoes Unidas 4.777 12th andar, CEP 05477-000 Sao Paulo, S.P. Brasil, registered with the Brazilian Registry of Legal Entities
         (CNPJ) n(O) 02.629.188/0001-67 ("MEGATEL"), and LUCENT TECHNOLOGIES WORLD SERVICES INC., a Delaware corporation with its head office located at 412 Mount Kemble Avenue, Morristown, New Jersey, U.S.A. ("LUCENT WSI") and LUCENT TECHNOLOGIES NETWORK SYSTEMS DO BRASIL LTDA., a corporation duly organized under the laws of Brazil, with its head office at Rua Cinira Fonseca de Oliveira, s/no., Jd. Imperador - Campinas - Sao Paulo, Brazil, registered with the Brazilian Registry of Legal Entities (CNPJ) under n degrees 84.512.045/0001-35, ("LUCENT BRASIL" and, together with Lucent WSI and any Affiliate of any of them that provides Equipment or Services hereunder, "LUCENT" or "SUPPLIER"). Each of Megatel and Supplier are referred to herein as a "PARTY" and, collectively, as the "PARTIES."

                                    RECITALS

         WHEREAS, Megatel has entered into two agreements with ANATEL, the Termos de Autorizacao do Servico Telefonico Comutado, Modalidades Local e Longa Distancia, Nos. 005/99/SBP-ANATEL and 006/99/SBP-ANATEL (collectively, the "LICENSE") to provide switched fixed telecommunications services in Region III of Brazil (as defined in Annex I of the Request for Bid in Bidding Procedure No. 0002/98/SBP/ANATEL), comprising the State of Sao Paulo, Brazil (the "TERRITORY");

         WHEREAS, Supplier is a worldwide provider of integrated telecommunications solutions, with manufacturing operations in several countries, including a modern manufacturing facility located in the city of Campinas, State of Sao Paulo;

         WHEREAS, Megatel seeks to purchase Equipment and Services from Supplier for the purpose of engineering, commissioning, building and installing a switched telecommunications network in the Territory (the "PROJECT"), [***], on a Ready for Service basis as provided herein;

         WHEREAS, Supplier is willing to supply to Megatel, and Megatel is willing to purchase from Supplier, Equipment and Services for deployment in connection with the Project on the terms and conditions set forth in this Agreement; and

         [***]

         NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereby agree as follows:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                   AGREEMENT


                                   ARTICLE I
                          DEFINITIONS; INTERPRETATION

         Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth below:

         "1999 SSAs" has the meaning set forth in Section 10.4(a).

         "ACCEPTANCE" means Partial Provisional Acceptance, Provisional Acceptance and/or Final Acceptance, as the case may be.

         "ACCEPTANCE TEST PROCEDURES" means mutually agreed methods of testing and procedures that shall be used to measure the performance of the Network supplied by Supplier, Switch Service Areas, Supplier Equipment, Supplier-provided Systems and Supplier Services as well as OEM Equipment supplied by Supplier to determine compliance with the Specifications, which methods shall be defined and administered in accordance with Annex 9.3(a).

         "ACTS OF PROVIDENCE" has the meaning set forth in Section 16.2.

         "ADDITIONAL EQUIPMENT" has the meaning set forth in Section 13.11(f).

         "AFFECTED PARTY" has the meaning set forth in Section 16.4(a).

         "AFFILIATE," with respect to any Person, means any other Person, now or hereafter existing, that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

         "AGREEMENT" means this Agreement and its Annexes.

         "ANATEL" means the Agencia Nacional de Telecomunicacoes of Brazil and any successor Authority.

         "ANNEXES" means the Annexes attached to this Agreement.

         "ANNUAL RELEASE MAINTENANCE FEE" OR "ARMF" means Supplier's recurring annual fees which, when paid by Megatel, shall entitle Megatel to receive Base Generic Releases and Software Modifications issued by Supplier during the year with respect to which Megatel has paid the ARMF.

         "AUTHORITY" means any governmental or other regulatory authority, agency or instrumentality with jurisdiction over the operations of Megatel in Brazil, including but not limited to ANATEL, and includes any officer empowered by such Authority to perform all or any of the functions of the Authority or the functional equivalent successors of the Authority.

         "AUTHORIZED AGENT" has the meaning set forth in Section 20.1(e).

         "BASE DATE" has the meaning set forth in Section 7.3(b).

         "BASE GENERIC RELEASE" means the basic version of Supplier manufactured Software (and/or its related Documentation, excluding source code) that operates a particular set of Equipment (e.g. "Release 1" or "Release 2" following prior "Release 1").

         "BRAZIL" means the Republica Federativa do Brasil.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to be closed in Sao Paulo, Brazil or in New York, New York, U.S.A.

         "BUSINESS PLAN" means Megatel's business plan comprising the pro-forma balance sheet, the pro-forma statement of earnings and cash flow and pro-forma financing requirements for Megatel, as such Business Plan may from time to time be revised by Megatel.

         "CDMA" means "code division multiple access" technology.

         "CELL SITE" means a Site containing transmission and ancillary Equipment designed to broadcast wireless signals to other Cell Sites, to one or more Switches and/or to Customers, which signals are used to complete calls on the Network supplied by Supplier.

         "CHANGE ORDER" has the meaning set forth in Annex 5.1(a).

         "CHANGE ORDER PROCEDURE" means the procedure for requesting and implementing Change Orders as specified in Annex 5.1(a).

         "CIP" has the meaning set forth in Section 7.4(b).

         "CLASS A HARDWARE CHANGE" means changes to Supplier-manufactured Hardware that Supplier determines are required to remedy material non-conformance with the Specifications and that cause a material adverse effect on Network operation or present a material safety hazard. Class A Hardware Changes apply only to Supplier-manufactured Equipment.

         "COMMERCIAL LAUNCH" means, with respect to Supplier Equipment or Supplier Systems, the date on which such Supplier Equipment or Supplier Systems begin to operate with revenue Customers (not including "friendly" customers taking service on a trial basis during the Trial Run or Customers taking service on a reimbursement of cost basis only). "COMMERCIALLY LAUNCH" shall have a corresponding meaning.

         "COMMISSIONING" means the powering of the Equipment, the loading of the Software and the activation of the Equipment.

         "COMPLETED SITES" has the meaning set forth in Section 7.6(a)(v).

         "CONFIDENTIAL INFORMATION" has the meaning set forth in
         Section 20.1(a).

         "CONTROL" is possessed by a Person over another Person (such other Person the "SUBJECT PERSON") if such Person (alone or in combination with one or more related Persons), (i) holds shares or possesses rights that assure it the majority of votes in resolutions in a general meeting of shareholders and the power to elect a majority of the subject Person's directors and officers; (ii) holds shares or possesses rights either directly or indirectly through the control of other subject Person(s) that assure its prevalence in corporate resolutions and the power to elect the majority of the subject Person's directors and officers; (iii) satisfies the definitions of "control" set forth in articles 116 and 243(2) of the Brazilian Company Act or any successor or replacement legislation thereof or
         (iv) has the power otherwise to cause the direction of the management of the subject Person; "CONTROLLING" or "CONTROLLED" have corresponding meanings.

         "COURSES" has the meaning set forth in Section 9.3(d).

         "CUSTOMER" means a subscriber to the telecommunications services provided by Megatel over the Network supplied by Supplier.

         "DDU" has the meaning set forth in Section 7.4(a).

         [***]

         "DELAYED PORTION" means, with respect to the Equipment and Services required to be provided by Supplier under an Order Document, the Equipment and related Services that fail to achieve Provisional Acceptance (if applicable) by the relevant date set forth in the Time Schedule, [***].

         "DELIVERY" means delivery of Equipment to the applicable Site in conformance with the applicable Order Document and the provisions of
         Section 5.2.

         "DISPUTE" has the meaning set forth in Section 22.2.

         "DISPUTE NOTICE" has the meaning set forth in Section 22.3(a).

         "DOCUMENTATION" means the documents describing the Network supplied by Supplier, the Supplier Equipment, the Supplier Services, and each of the Systems supplied by Supplier, general operating instructions, drawings, diagrams and other written material as well as electronic material (such as in the form of CD-ROM and other electronic media), if any. Documentation does not include Software source code.

         "DOLLARS" or "US DOLLARS" or "US$" means the lawful currency of the United States of America.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         "DOMESTIC PERCENTAGE" has the meaning ascribed thereto in
         Section 7.3(b)(iv).

         "EFFECTIVE DATE" has the meaning set forth in Section 3.2.

         "EQUIPMENT" means all of the equipment including, without limitation, Hardware, Software and spare parts necessary to provide telecommunications services to Customers within the Territory.

         "ERICSSON" means L.M. Ericsson, or its Affiliates and each of their successors or permitted assigns.

         "EVENTS OF DEFAULT" has the meaning set forth in Section 21.1.

         "EXCESS CAPACITY" has the meaning set forth in Section 13.11(f).

         "FEATURE DEVELOPMENT" means to produce Hardware and/or Software that provides a new service or value added feature to users of such Hardware and/or Software.

         "FINAL ACCEPTANCE" with respect to Supplier Equipment, Supplier Services and/or Systems supplied by Supplier that have achieved Provisional Acceptance, shall occur upon satisfaction of each of the following conditions (a) thirty (30) days have passed since Provisional Acceptance thereof, (b) all Punchlist items with respect thereto have been completed and (c) any Service Affecting defects therein that arose prior to the satisfaction of the conditions specified in (a) and (b), above, have been repaired, in each case as more fully described in Annex 9.3(a). With respect to Megatel-Installed Equipment and any other Equipment not subject to Provisional Acceptance testing, Final Acceptance shall occur upon Delivery of such Equipment.

         "FINANCING AGREEMENT" means one or more agreements regarding financing of Equipment and Services as well as related import duties and taxes, as more fully described in the Term Sheet.

         "FINANCING FACILITY" has the meaning set forth in Section 7.2(b).

         "FORCE MAJEURE" has the meaning set forth in Section 16.1.

         [***]

         "GA" means generally available.

         "GOVERNMENT" means the government of Brazil, any state, region, municipality or other political subdivision and/or any ministry, department, agency or other instrumentality thereof.

         "GROWTH SITES" has the meaning set forth in Section 13.12(a).

         [***]

         "HARDWARE" means all the Supplier Equipment and OEM Equipment as defined herein, including spare parts but not including Software.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         "HARDWARE WARRANTY" has the meaning set forth in Section 13.1(b).

         "HARDWARE WARRANTY PERIOD" has the meaning set forth in
         Section 13.1(b).

         "IMPORTED PERCENTAGE" has the meaning ascribed thereto in
         Section 7.3(b)(iv).

         "IMPORTED EQUIPMENT" has the meaning set forth in Section 7.2(e).

         "INCREMENTAL MATERIAL" has the meaning set forth in
         Section 7.6(a)(vi)(1).

         "INDEMNIFIED EQUIPMENT" has the meaning set forth in Section 10.2(a).

         "INITIAL BUILD" means the engineering, furnishing, constructing and installing of the first Switch and the initial Cell Sites for a Switch Service Area, as specified in the SSA Purchase Order in respect of such SSA, as modified by any subsequently issued and accepted Order Document.

         "INSTALLATION" or "INSTALLATION SERVICES" means the Services listed in Annex 4.9 relating to assembling and installation of Equipment.

         "INTEREST RATE" has the meaning set forth in Section 7.6(c).

         "IS-95 SYSTEM" has the meaning set forth in Section 13.11.

         "LAW" means the Constitution of Brazil, the Constitution of the State of Sao Paulo, statutes, provisional measures ("medidas provisorias"), Permit terms, judicial orders, injunctive relief and other decisions, executive decrees, codes, administrative decisions and rulings, regulations, assessments or requirements, in each case, by or of any Authority. In addition, Laws shall include all of the foregoing promulgated by any authority of any other jurisdiction to which the Parties or any of them are subject.

         "LICENSE" has the meaning set forth in the Recitals to this Agreement.

         "LIQUIDATED DAMAGES" has the meaning set forth in Section 10.4(e).

         "LOSS" means any loss, damage, claim, obligation, liability or expense, including reasonable attorneys' and experts' fees; provided, however, that Losses recoverable by either Party shall in all circumstances be subject to the limitations set forth in Article XIX hereof.

         "LUCENT" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "LUCENT BRASIL" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "LUCENT WSI" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "MEGATEL" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "MEGATEL DELAYS" has the meaning set forth in Section 10.4(e).

         "MEGATEL INDEMNIFIED PERSONS" has the meaning set forth in
         Section 10.1(a)(i).

         "MEGATEL-INSTALLED EQUIPMENT" has the meaning set forth in
         Section 5.2(a).

         "MEGATEL PROJECT MANAGER" has the meaning set forth in Section 8.1(c).

         "MEGATEL'S WAREHOUSE" means Megatel's storage facilities located at specific sites within the Territory to be designated from time to time by Megatel in a notice to Supplier.

         "NETWORK" means the complete and operating integrated ensemble of Systems, Equipment and Services, necessary to permit Megatel to provide telecommunications services to Customers in the Territory, consistent with applicable Laws and the Specifications, provided, however, that the Parties acknowledge that Supplier's obligations hereunder with respect to the Network shall be limited to Equipment, Systems and Services supplied by Supplier or as otherwise expressly provided herein.

         "O&M" means operations and maintenance.

         "OEM EQUIPMENT" means Equipment supplied by Supplier but manufactured by a third-party vendor identified as such in Annex 7.3(a).

         "OPTIONAL FEATURES" has the meaning set forth in Section 14.2.

         "ORDER DOCUMENT" has the meaning set forth in Annex 5.1(a).

         "OTHER PURCHASE" means the Equipment, Systems and Services purchased by Megatel under any Order Document other than an Order Document issued in respect of the Initial Build of an SSA.

         "PARTIAL PROVISIONAL ACCEPTANCE" means, with respect to an SSA Purchase Order, the Provisional Acceptance (in Megatel's reasonable discretion) of less than all of the number of Cell Sites specified in such SSA Purchase Order.

         "PARTY" or "PARTIES" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "PERMIT" means any consent, license, approval, permit, exemption, registration, no objection certificate or other authorization of whatever nature that is required to be granted at any time by any Person (a) for the purposes of the Project including, without limitation, the construction, installation and operation of the Network, the sale of the Supplier Equipment and/or the provision of the Services to be provided by Supplier or its Subcontractors; or (b) to allow Megatel to be permitted to enter into, or to exercise its rights or observe or perform its obligations under, this Agreement.

         "PERSON(S)" includes, without limitation, any individual, firm, company, association, partnership, joint venture, trust, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof or any other Authority.

         "PLUG-IN" has the meaning set forth in Section 13.2(c).

         [***]

         "PRIME SUBCONTRACTOR" means a Subcontractor that has entered into a contract with Supplier or Megatel (as the case may be) with a value in excess of R$5 million per year.

         "PROJECT" has the meaning set forth in the Recitals to this Agreement.

         "PROJECT MANAGEMENT SERVICES" means the portion of the Services to be provided by Supplier identified as such on Annexes 7.3(a) and 8.1(a).

         "PROPRIETARY RIGHTS" has the meaning set forth in Section 10.2(a).

         "PROVISIONAL ACCEPTANCE" means that the Supplier Equipment, Systems supplied by Supplier and Supplier Services that are the subject of an Order Document have met the requirements for Provisional Acceptance set forth in Annex 9.3(a), except for Punchlist items.

         "PRUDENT INDUSTRY PRACTICE" means those practices, methods, equipment specifications and standards of safety and performance (including compliance with all equipment manufacturers' specifications and recommended standards for O&M), as the same may change from time to time, as are commonly used by firms performing engineering, furnishing, installation and construction services on facilities of the type and size similar to the Network supplied by Supplier, which in the exercise of reasonable judgment and in the light of the facts that are known at the time the decision was made, are considered good, safe and prudent practice in connection with the design, construction and use of equipment, software, facilities and improvements, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Industry Practice is not intended to be limited to the optimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods.

         "PSTN" means the public switched telephone network in the Territory and in Brazil as a whole.

         [***]

         "PUNCHLIST" means a list of non-material faults (determined in accordance with standard industry practices) in the Supplier Equipment, Supplier-provided Systems or Supplier Services to be resolved by Supplier prior to Final Acceptance thereof.

         "PURCHASE COMMITMENT" has the meaning set forth in Section 2.4.

         "PURCHASE ORDER" has the meaning set forth in Annex 5.1(a).

         "READY FOR SERVICE" has the meaning set forth in Section 4.2.

         "REAL" or "REAIS" OR "R$" means the lawful currency of Brazil.

         "REPORT DATE" has the meaning set forth in Section 7.3(b)(iii).


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         "RESIDENT JURISDICTION" has the meaning set forth in Section 7.2(a).

         "RESPONSE NOTICE" has the meaning set forth in Section 22.3(b).

         "RESPONSIBILITY MATRIX" means the table allocating tasks and responsibilities between Megatel and Supplier for a given phase of the Project as set forth in Annex 9.1(a).

         [***]

         "SCOPE OF WORK" means the description of the work that Supplier shall perform under this Agreement, as set forth in Annex 4.1.

         "SELL RATE" has the meaning set forth in Section 7.3(b)(ii).

         "SERVICE AFFECTING" means faults that prevent any Supplier Equipment, OEM Equipment or Supplier-provided System from functioning substantially in accordance with the material provisions of the applicable Specifications, such as any E1 or E2 fault, as such terms are defined in Annex 13.10, or other faults of substantially equivalent severity.

         "SERVICES" means all services required to engineer, furnish and install the Equipment, and Systems comprising the Network and to prepare the Network for operation.

         [***]

         "SITE" means Megatel's Warehouse or the specific premises within the Territory where Supplier shall deliver Equipment or perform Services, as designated by Megatel.

         "SOFT LAUNCH" means, as applicable with respect to a Switch Service Area or System, the commencement of the Trial Run after the Provisional Acceptance (or Partial Provisional Acceptance) thereof.

         "SOFTWARE" means the proprietary and/or third-party software computer programs (consisting of firmware and logic instructions in machine-readable code residing in, or intended to be loaded in, system memories that provide basic logic, operating instructions and user-related application instructions, but excluding customer data) as well as associated Documentation (excluding source code) used to describe, maintain and use such programs that are integral to any Supplier Equipment or required for the Network supplied by Supplier; any reference herein to Software being sold, purchased or the like is understood to be a reference to the Software being licensed by Supplier for use by Megatel.

         "SOFTWARE LICENSE" has the meaning set forth in Section 14.1.

         "SOFTWARE MODIFICATION" means the modifications made to Supplier-manufactured Software to correct an error or defect in such Software.

         "SOFTWARE WARRANTY" has the meaning set forth in Section 13.3.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         "SOFTWARE WARRANTY PERIOD" means the period during which the Software Warranty is in effect pursuant to Section 13.3(a).

         "SPECIFICATIONS" means the technical standards and specifications, as well as the requirements, of the Supplier Equipment and, as applicable, OEM Equipment, in each case as set forth on Annex 4.9 and/or on the relevant Order Document, as the case may be.

         "SUBCONTRACTOR" means any Person engaged to provide specific Equipment or Services for the Network.

         "SUPPLIER" has the meaning set forth in the Introductory Paragraph to this Agreement.

         "SUPPLIER EQUIPMENT" means the Equipment identified as such on Annex 7.3(a) that Supplier is required to provide (either directly or through Subcontractors) to Megatel under this Agreement, including, without limitation, the Hardware and Software specified on such Annex and OEM Equipment supplied by Supplier.

         "SUPPLIER INDEMNIFIED PERSONS" has the meaning set forth in Section 10.1(a)(ii).

         "SUPPLIER PROJECT MANAGER" has the meaning set forth in Section 8.1(b).

         "SUPPLIER REPRESENTATIVE" means any agent, representative, servant, Subcontractor, officer or employee of Supplier or its successors or permitted assigns.

         "SUPPLIER SERVICES" means the Services that Supplier is required to provide under this Agreement.

         "SWITCH" means a Network element deployed within the Network that enables the concentration, distribution, supervision of telecommunications traffic and the gathering of billing data for calls to and from Megatel's Customers.

         "SWITCH SERVICE AREA" or "SSA" means the portion of the Network supplied by Supplier installed within the geographic area covered by a single Switching center and all subsidiary Equipment attached to the Switches comprising such Switching center including, without limitation, base station Equipment, transmission Equipment and power system Equipment.

         "SSA PURCHASE ORDER" has the meaning set forth in Annex 5.1(a).

         "SYSTEM" means a group of Equipment, Services, components and infrastructure related to the Network and performing a specific function in the Network such as, without limitation, billing system, transport system, voice messaging system and data system.

         "TAX" has the meaning set forth in Section 7.2(a).

         "TECHNICAL ASSISTANCE SERVICES" means the Services listed under such heading in Annex 13.9.

         "TERM" has the meaning set forth in Section 3.1.

         "TERRITORY" has the meaning set forth in the Recitals to this Agreement.

         "TIME SCHEDULE" has the meaning set forth in Section 6.1(a).

         "TOOLS" has the meaning set forth in Section 9.3(j).

         [***]

         "TRIAL RUN" means, as applicable, with respect to a Switch Service Area, the period prior to Commercial Launch when the Switch Service Area will be optimized and operating with non-regularly paying Customers. The Trial Run shall also include the testing of the billing and collection Systems and procedures to be implemented at Commercial Launch.

         "UNCOMPLETED SITES" has the meaning set forth in Section 7.6(a)(v).

         "WARRANTY PERIOD" means the Software Warranty Period and/or the Hardware Warranty Period, as the case may be.

         "YEAR 2000 COMPLIANT" has the meaning set forth in Section 13.4(a).

         Section 1.2 Interpretation. In this Agreement, (i) any reference to an agreement or document shall mean such agreement or document as the same may be supplemented, amended or modified from time to time in accordance with its terms; (ii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "until" and "to" mean "to and including"; (iii) words importing the singular shall include the plural and vice versa, and (iv) words importing the masculine gender shall include the feminine and vice versa; (v) reference to any article, section, clause, paragraph or Annex shall mean the applicable article, section, clause, paragraph of, or Annex to, this Agreement, unless the context otherwise requires; (vi) terms defined in this Agreement, when used in an annex to this Agreement, shall have the same meaning in such Annex as in the Agreement; and
(vii) capitalized terms used in an Annex that are not defined in this Agreement shall have the meaning attributed to them in such Annex.

                                   ARTICLE II
                             STRATEGIC RELATIONSHIP

         Section 2.1 Business Dealings Among the Parties. Each of the Parties shall demonstrate integrity and commitment to the Project in accordance with the terms of this Agreement.

         Section 2.2 Common Understandings. The Parties understand and acknowledge that the following principles shall guide their efforts to comply with the terms and conditions set forth in this Agreement. The Parties shall strive to:

                  (a) create business value for each of the Parties;


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (b) provide a high level of commitment to the relationship;

                  (c) work together through the learning curve;

                  (d) pursue innovations and expansion of the market for the services to be provided by Megatel; and

                  (e) integrate quality assurance principles into all business activities.

         Section 2.3 Principles Governing Business Conduct. In support of the factors set forth in Section 2.1 and Section 2.2, the Parties shall conduct business in the manner set forth below:

                  (a) Communication between the Parties shall be accurate, timely, complete and concise. The Parties shall provide information that is meaningful and not hold such information as leverage against one another.

                  (b) The Parties shall endeavor to resolve issues and complete negotiations at the lowest appropriate management levels within their respective organizations. When escalation of an issue to a more senior management representative is warranted, the Parties shall jointly escalate such issue.

                  (c) The Parties shall strive continuously to improve business processes and technology standards.

         Section 2.4 Purchase Commitment. During the Term Megatel shall purchase from Supplier no less than [***] (based on the CIP or DDU prices set forth in Annex 7.3(a), as the case may be) worth of Supplier Equipment and Supplier Services (excluding for purposes of this Section 2.4 any Equipment and Services related to microwave transmission provided by Harris Corporation or its Affiliates) (the "PURCHASE COMMITMENT"). [***]

         Section 2.5 [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                  ARTICLE III
                TERM; CONDITION PRECEDENT; SUSPENSIVE CONDITION

         Section 3.1 Term. The term of this Agreement (the "TERM") shall be five (5) years from the Effective Date, unless terminated earlier pursuant to
Article XXI, subject to renewal upon the mutual agreement of the Parties.

         Section 3.2 Effective Date. For the purposes of this Agreement, the date on which the Parties execute this Agreement is referred to as (the "EFFECTIVE DATE").

                                   ARTICLE IV
           SCOPE OF AGREEMENT AND READY FOR SERVICE RESPONSIBILITIES

         Section 4.1 Scope of Agreement. Pursuant to the Scope of Work and subject to the terms and conditions of this Agreement, Supplier agrees to supply to Megatel and Megatel agrees to purchase from Supplier, Supplier Equipment and Supplier Services. In addition, Supplier shall consider in good faith any request to supply any other Equipment and/or Services in accordance with the terms and conditions of this Agreement and at prices to be mutually agreed upon at such time.

         Section 4.2 Ready for Service Concept. Supplier shall manage and oversee the overall design and implementation of the Network to be Supplied by Supplier hereunder (Supplier's "READY FOR SERVICE" responsibilities) in accordance with the terms of this Agreement.

         Section 4.3 Ready for Service Network. Supplier's responsibilities with respect to implementing the Network to be supplied by Supplier hereunder as a whole on a Ready for Service Basis (as detailed more fully in the Responsibility Matrix) shall include the Project Management Services and the following:

                  (a) integrating within the Network to be supplied by Supplier hereunder all of the Supplier Equipment and OEM Equipment and the Systems (and applicable elements thereof) supplied by Supplier on a Ready for Service basis and the Equipment and Systems supplied by Supplier's Subcontractors on a Ready for Service basis;

                  (b) ensuring that the Supplier Equipment and OEM Equipment satisfy the requirements for Acceptance in accordance with the Specifications and the Time Schedule; and

                  (c) taking reasonable action to identify faults in other Persons' systems that cause or, to Supplier's knowledge, have the potential to cause, material disruption to the operations of the Network and the ability of Customers to complete calls on the Network, and assisting Megatel in Megatel's negotiations with such other Persons to rectify such faults.

         Section 4.4 Ready for Service Switch Service Areas. Supplier's Ready for Service responsibilities with respect to implementing each Switch Service Area or Other Purchase, as the case may be (as detailed more fully in the Responsibility Matrix), shall encompass:

                  (a) engineering, furnishing, installing and integrating the Supplier Equipment and OEM Equipment comprising such Switch Service Area or Other Purchase;

                  (b) integrating the Supplier Equipment and OEM Equipment comprising such Switch Service Area or Other Purchase with the Equipment supplied by Supplier's Subcontractors (all as specified in the Responsibility Matrix);

                  (c) causing Supplier Equipment, Systems (or elements thereof) supplied by Supplier and Services provided by Supplier or its Subcontractors comprising such Switch Service Area or Other Purchase to satisfy the requirements for Acceptance in accordance with the Specifications applicable to such Switch Service Area or Other Purchase and the Time Schedule, including conducting Acceptance testing of such Switch Service Area or Other Purchase in accordance with the Acceptance Test Procedures.

         Section 4.5 Ready for Service Systems. Supplier's Ready for Service responsibilities with respect to implementing each System supplied by Supplier (as detailed more fully in the Responsibility Matrix) shall encompass, without limitation:

                  (a) engineering, furnishing, installing and integrating Supplier-supplied Systems or applicable elements thereof (as specified in the Responsibility Matrix) and causing each such System to satisfy the requirements for Acceptance in accordance with the Specifications applicable to such System and the Time Schedule, including conducting required testing of such System;

                  (b) integrating the Supplier-provided elements of Systems with respect to which Supplier has integration responsibility pursuant to the Responsibility Matrix and ensuring that each such System satisfies the requirements for Acceptance in accordance with the Specifications applicable to such System and the Time Schedule, including conducting all testing of such System in accordance with the Responsibility Matrix and the Acceptance Test Procedures; and

                  (c) reasonably cooperating with third Persons supplying other Systems to ensure that the Supplier-provided Systems (or Supplier-provided elements of such third-Person Systems) satisfy the requirements for Acceptance in accordance with the Specifications applicable to such Systems (or elements thereof) and the Time Schedule.

         Section 4.6 Modification of Ready for Service Responsibilities. During the Term, Megatel may, upon the agreement of Supplier (which agreement shall not unreasonably be withheld, delayed or conditioned) modify the Responsibility Matrix for the Project such that Megatel assumes a greater role in the management of the Project. Such modification to the Responsibility Matrix shall not result in Megatel's being entitled to reduce the Purchase Commitment.

         Section 4.7 Supplier's Subcontractors. Supplier may subcontract the manufacture of Supplier Equipment and the provision of Supplier Services as it deems appropriate, subject to Section 24.1 and to the following provisions:

                  (a) All Subcontractors must have a demonstrated track record of (i) performing high quality work, (ii) reliability and (iii) experience in performing the relevant tasks for which such Subcontractors are contracted.

                  (b) Upon engaging any Prime Subcontractor, Supplier shall notify Megatel of the identity of such Prime Subcontractor.

         Section 4.8 Subcontractor Management.

                  (a) Supplier shall be and remain fully responsible to Megatel for providing the Equipment and Services in accordance with the terms and conditions of this Agreement irrespective of the performance of Subcontractors, or any of their respective employees, agents, representatives and consultants.

                  (b) Nothing contained herein shall be interpreted to create any contractual or labor relationship between any Subcontractor and Megatel, except to the extent such relationship is created by a direct contract between Megatel and such Subcontractor. Notwithstanding any such direct contractual relationship, Supplier shall, subject to the limitations specified in Article XIX, be fully responsible to Megatel for the acts and omissions of Subcontractors contracted by Supplier and Supplier shall indemnify, defend and hold harmless Megatel against any and all Losses arising out of or related to any acts, omissions or default by or on behalf of any Subcontractor engaged by Supplier in connection with its or Supplier's obligations under this Agreement.

                  (c) Megatel shall have the right to cause Supplier to dismiss from the Project any Subcontractor engaged by Supplier if, in Megatel's reasonable judgment, such Subcontractor (or any of its employees or Subcontractors) is not performing in a competent, workmanlike and professional manner and in accordance with Megatel's policies governing employee conduct and Prudent Industry Practices, upon written notice given to Supplier at least forty-five (45) days in advance of the intended date for such dismissal. Notwithstanding the foregoing sentence, if Supplier reasonably deems that any Prime Subcontractor whose dismissal Megatel requests must complete its work under any then outstanding work agreements with the Supplier prior to its dismissal (in order to avoid any delay in the performance of Supplier's obligations under the Time Schedule), Supplier shall be allowed to maintain such Prime Subcontractor until such work then outstanding is completed. Such dismissal shall in no way release Supplier from its obligations and responsibilities under this Agreement.

         Section 4.9 Specifications. The Equipment and Services supplied or furnished by Supplier under this Agreement shall be of high quality, shall conform to the Specifications set out in Annex 4.9 and shall comply with all applicable Laws and Prudent Industry Practice.

                                   ARTICLE V
              ORDER, DELIVERY, TITLE PASSAGE AND IMPORT PROCEDURES

         Section 5.1 Order Procedures.

                  (a) Annex 5.1(a) sets forth the procedure agreed to by the Parties for the purchases to be made under this Agreement.

                  (b) In the event of any inconsistency between the terms and conditions contained in this Agreement and the terms and conditions of any Order Document or other written agreement executed by the Parties, the terms of this Agreement shall prevail unless such Order Document or other written agreement expressly purports to modify such terms.

                  (c) Except as otherwise provided for in Section 2.4, only an Order Document duly executed by Megatel and accepted by Supplier as provided in this Article V shall constitute a firm commitment to purchase on the part of Megatel and a firm commitment to supply or provide the subject Equipment or Services on the part of Supplier.

         Section 5.2 Delivery of Certain Equipment.

                  (a) Supplier shall ensure that the Supplier Equipment or OEM Equipment being supplied hereunder, the installation of which is not included within Supplier's responsibilities hereunder ("MEGATEL-INSTALLED EQUIPMENT"), is suitably packed and shall take measures to protect the Megatel-Installed Equipment from moisture, rain, rust, corrosion and shock according to the different shapes, special features, characteristics and requirements of such Megatel-Installed Equipment. Supplier shall pack, mark and ship all Megatel-Installed Equipment in accordance with standard industry practices and common carrier requirements. Subject to Annex 9.3(a), Megatel may reject any Delivery of Megatel-Installed Equipment that does not conform to the terms of this Agreement or the applicable Order Document.

                  (b) The Megatel-Installed Equipment, as specified in Annex 7.3(a), shall be shipped to the applicable Site.

                  (c) Unless otherwise specified in the applicable Order Document, Megatel-Installed Equipment shall be Delivered to Megatel's Warehouse.

         Section 5.3 Title Passage and Risk of Loss of Equipment.

                  (a) Subject to Megatel's right to reject any Supplier Equipment or OEM Equipment that does not conform to the material Specifications, title to and risk of Loss of the Supplier Equipment or OEM Equipment, as the case may be, shall pass to Megatel immediately prior to importation of such Equipment in the case of Imported Equipment, and upon Delivery for all other Equipment. Notwithstanding the foregoing, for any Imported Equipment with respect to which Supplier is the importer of record pursuant to Section 5.4(a), title to and risk of Loss of such Equipment shall pass to Megatel upon the earlier of (i) the execution of the Financing Agreement and (ii) the date on which Megatel pays Supplier amounts due upon the Provisional Acceptance of such Equipment pursuant to Section 7.6(a).

                  (b) Title to intellectual property provided by Supplier under this Agreement, including, without limitation, Software, patents, copyrights, trademarks and tradenames, shall not be conveyed to Megatel at any time.

                  (c) Supplier shall indemnify, defend and hold harmless Megatel from and against (i) any Loss that occurs to the Equipment supplied by Supplier and (ii) any Loss suffered by Megatel caused by or relating to such Equipment, in each case prior to the Provisional Acceptance (or, in the case of Megatel-Installed Equipment or other Equipment not subject to Provisional Acceptance, Delivery) thereof.

                  (d) In the event that any Equipment supplied by the Supplier fails to achieve Provisional Acceptance, notwithstanding the passage of title to such Equipment, Supplier shall, at its sole cost and expense, repair or replace such Equipment (as determined by Supplier in its reasonable discretion) and shall, if applicable, reimburse, Megatel for all out-of-pocket costs associated with the importation and/or transportation to the applicable Site and other logistics costs of such repaired or replaced Equipment including, without limitation, any import duties and other taxes that Megatel has paid in respect of such Equipment.

         Section 5.4 Import Procedures for Imported Equipment.

                  (a) Megatel shall be the importer of record of the Imported Equipment. Supplier shall be solely responsible for and shall provide all administrative, logistic, compliance, customs clearance and other support Services related to the importation of Imported Equipment other than any required signatures of, and delegation of powers by, Megatel and the physical payment of applicable import duties and taxes. Notwithstanding the foregoing, until such time as Megatel has obtained all Permits required to be the importer of record for the Imported Equipment and funds are first available for drawdown under the Financing Agreement, Supplier shall be the importer of record. The transition from Supplier to Megatel as the importer of record shall occur at the earliest practicable date, determined by the Parties taking into account the requirements of the Time Schedule.

                  (b) The Supplier shall use commercially reasonable efforts to minimize import taxes and duties on Imported Equipment.

                                   ARTICLE VI
                                 TIME SCHEDULE

         Section 6.1 Perform to Schedule.

                  (a) The Parties shall adhere to the schedule of milestones set forth in Annex 6.1 or to any amendment or replacement thereof as well as to the schedule of milestones set forth in each Order Document (each, as applicable, the "TIME SCHEDULE") for performance of their respective responsibilities set forth in the Responsibility Matrix and shall use reasonable commercial efforts to minimize all delays. Except as specifically provided herein, in no event shall the date for any Provisional Acceptance specified on the version of the Time Schedule attached hereto as Annex 6.1 be changed in any version/revision of the Time Schedule accompanying any Order Document without the consent of both Parties. Notwithstanding the foregoing, Supplier shall not be in breach of its obligations with respect to any milestone on the Time Schedule nor be responsible for any Megatel Delays or other delays or damages to the extent that such delays or damages arise from Megatel Delays or directly from the exercise by Megatel of any discretionary right under this Agreement (other than as provided in Section 9.3(h)) in a manner that impedes, prevents or burdens Supplier's ability to conform to the Time Schedule. In the event that Megatel's exercise of such rights unduly impedes, prevents, or burdens Supplier's ability to conform to the Time Schedule, then the time of performance of any of Supplier's obligations hereunder, including the obligation to meet each of the milestones under the Time Schedule, shall be extended by a mutually agreed upon length of time but in no event less than the actual time of delay caused by such event, unless the Parties otherwise agree.

                  (b) The Time Schedule (which, unless otherwise agreed, shall be created using "Microsoft Project" software) will indicate the relevant time periods for the engineering, manufacture, shipment, Delivery and receipt of the Equipment and the provision of the Installation, testing, Commissioning, Provisional Acceptance, Final Acceptance and all other Services.

         Section 6.2 Anticipated Delays. Each Party shall immediately notify the other of any anticipated delay in the performance of its obligations under this Agreement from the date specified in the Time Schedule; provided that such notification shall not relieve such Party of any of its obligations under this Agreement except as otherwise specifically provided herein.

         Section 6.3 Progress Report. Supplier shall provide Megatel, on a periodic basis as agreed by the Parties, a written report (in hard and electronic format) showing the scheduled progress versus actual progress, giving the details of work completed in relation to the Time Schedule. Such report shall also include a detailed explanation of any delays and a detailed projection of when the work shall be completed. In the event that both Parties have agreed in writing to changes in the Time Schedule, Supplier shall provide an updated Time Schedule to Megatel reflecting such agreement.

                                  ARTICLE VII
                            PRICES AND PAYMENT TERMS

         Section 7.1 [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Section 7.2 Import Duties; Taxes.

                  (a) Megatel shall bear all taxes, duties, levies and similar charges (and any related interest and penalties) (each, a "TAX"), however designated, imposed upon or arising from the provision and/or licensing of Equipment and Services (as the case may be) by Supplier pursuant to this Agreement, except (i) any Tax imposed upon Supplier in a jurisdiction other than the jurisdiction under the laws of which Supplier was formed (hereinafter the "RESIDENT JURISDICTION") if such Tax is allowable as a credit against the Resident Jurisdiction income taxes of Supplier; (ii) any net income Tax imposed upon Supplier by any government entity within Supplier's Resident Jurisdiction; and (iii) as provided in Sections 7.2(d) and (e). In order for the exception contained in (i) to apply, Megatel must furnish Supplier with such evidence as may be required by the Resident Jurisdiction taxing authorities to establish that such Tax has been paid within thirty (30) days of its issuance by the local Taxing authority so that Supplier may claim the credit.

                  (b) If Megatel is required to bear a Tax pursuant to Section 7.2(a), then Megatel shall pay such Tax and any additional amounts as are necessary to ensure that the net amounts received by Supplier hereunder after all such payments or withholdings equal the amounts to which Supplier is otherwise entitled under this Agreement as if such Tax did not exist. Such Taxes shall be paid by Megatel when due (i) by means of a draw on the financing facility under the Financing Agreement (the "FINANCING FACILITY") or (ii) upon the expiration of the Deferral Period, in accordance with the provisions of
Section 7.6(d).

                  (c) Supplier shall not collect an otherwise applicable Tax if Megatel's purchase is exempt from Supplier's collection of such Tax and, if required by the applicable Law, a valid exemption certificate is furnished by Megatel to Supplier.

                  (d) [***]

                  (e) Notwithstanding the provisions of Section 7.2(d), with respect to the Supplier Equipment identified as "imported equipment" in Annex 7.3(a) (the "IMPORTED EQUIPMENT"), Megatel shall be responsible for payment of present and future import Taxes applicable thereto (in addition to all Taxes that Megatel is required to bear pursuant to Section 7.2(a)).


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (f) The Parties shall cooperate and utilize reasonable efforts to structure the purchases of Equipment and Services hereunder in a manner that is most tax efficient for both Parties.

         Section 7.3 Prices.

                  (a) The prices charged by Supplier under this Agreement for Equipment and Services shall be as specified in Annex 7.3(a) [***]

                  (b) The prices set forth in Annex 7.3(a) (other than in respect of Imported Equipment) are quoted, and shall be invoiced and paid, in Reais. Such prices are quoted as of the date of execution of this Agreement (the "BASE DATE"). To maintain the economic and financial balance of the Agreement, such prices shall be adjusted as follows:

                       (i)


  Description                            Adjustment Criteria


1.  Supplier Equipment (other       (i) Adjustment by multiplying the price of
than Imported Equipment)            each such item of Equipment specified in
                                    Annex 7.3(a) by [***] to be applied to
                                    prices on every anniversary of the Base
                                    Date or at shorter intervals if applicable
                                    Laws so permit, and to be applicable to all
                                    Order Documents issued on or after the date
                                    of such adjustment.

                                    (ii) Adjustment by multiplying the price of each such item of Equipment specified in Annex 7.3(a) by [***]

2.  Services                        Adjustment by application to the price of
                                    the index of the 20th Column of the
                                    Conjuntura Economica Magazine, published by
                                    the Fundacao Getulio Vargas, or any
                                    successor index, to be applied to prices
                                    every anniversary of the Base Date or at
                                    shorter intervals, if applicable Laws so
                                    permit. Such adjustment shall be applied to
                                    all Order Documents issued on or after the
                                    date of such adjustment.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (ii) For purposes of the adjustment specified in item 1(ii) of the preceding table, the [***] shall be determined as follows:


                [***]                               [***]
------------------------------------- ----------------------------------
             [***]                              [***]
------------------------------------- ----------------------------------

       [***]                                     [***]
------------------------------------- ----------------------------------

             [***]                          [***]
------------------------------------- ----------------------------------

                  [***]

                       (iii) Fifteen (15) days prior to end of each calendar quarter, beginning on the Effective Date (the "REPORT DATE"), Supplier shall identify all Equipment (other than Imported Equipment) invoiced to Megatel, within the intervals between Report Dates and issue a report specifying the amounts invoiced by Supplier in that calendar quarter [***], if any, for all amounts invoiced in the such quarter in accordance with item 1(ii) of the preceding table. Supplier shall issue an invoice, in accordance with applicable Law, or credit memo (as the case may be) to Megatel [***]. Any such invoice shall be payable within 30 days from the date of its receipt by Megatel. Any amounts payable by Supplier to Megatel as the result of such adjustment shall be paid simultaneously with the issuance of such credit memo.

                       (iv) [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (c) [***]

                  (d) If Megatel purchases at least [***] worth of Supplier Equipment (excluding for purposes of this Section 7.3(d) any Equipment and Services related to microwave transmission provided by Harris Corporation or its Affiliates) and Supplier Services during the Term, Megatel shall, during the Term, be entitled to a [***] on future purchases in excess of such amount on Supplier Equipment and Supplier Services from the prices set forth in Annex 7.3(a).

         Section 7.4 Price Basis.

                  (a) The prices set forth on Annex 7.3(a) for Imported Equipment shall be Delivered Duty Unpaid to the Sites, as defined in the ICC Incoterms 1990 and modified for the purposes of this Agreement to include the following: (i) transportation of the Equipment and insurance against Loss from Supplier's manufacturing facility to the port of entry in Brazil; (ii) obtaining of any export licenses or permits in the name of Megatel as required;
(iii) supervision and coordination and management of customs clearance at the port of entry into Brazil; and (iv) transportation and insurance against Loss of such Equipment from the port of entry into Brazil to the applicable Site, which insurance shall remain in effect up to the Provisional Acceptance (or, in the case of Megatel-Installed Equipment or other Equipment not subject to Provisional Acceptance, Delivery) of such Equipment ("DDU").

                  (b) The prices set forth on Annex 7.3(a) for all Equipment other than Imported Equipment shall be on the basis of Carriage and Insurance Paid to the applicable Sites, as defined in the ICC Incoterms 1990 and modified for purposes of this Agreement to include insurance against Loss to such Equipment up to Provisional Acceptance (or, in the case of Megatel-Installed Equipment or other Equipment not subject to Provisional Acceptance, Delivery) thereof ("CIP").

                  (c) In the event of any conflict between the terms of this Agreement and the assignment of responsibilities and liabilities between the Parties pursuant to Incoterms 1990, the express terms of this Agreement shall prevail.

         Section 7.5 Invoices.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (a) Except as otherwise provided in this Agreement, Megatel shall have no obligation to pay Supplier for any amounts under this Agreement, unless such amounts are expressly authorized by this Agreement or an Order Document and Megatel has received an invoice for such charges.

                  (b) Supplier shall invoice Megatel for amounts due in accordance with the schedule set forth in Section 7.6(a). Official Brazilian invoices (notas fiscais), together with all supporting documentation, should be issued by Supplier within ten (10) Business Days following the billing event specified in such section. Notas fiscais shall be delivered by hand to Megatel, and Megatel shall acknowledge the receipt thereof upon such delivery. Notwithstanding the foregoing, no invoice shall be required to be issued in respect of payments of interest due in accordance with Section 7.6(f)(iv).

                  (c) Each invoice rendered under this Agreement shall refer to the Order Document number and identify the specific payment event in compliance with this Article VII, and shall specify the amounts due and applicable taxes. Each invoice shall be sent to the billing address identified in the relevant Order Document. No term or condition of any such invoice inconsistent with this Agreement shall be binding upon Megatel, unless such term or condition has been expressly agreed upon by Megatel in compliance with Section 5.1 and Section 24.10.

                  (d) Except as otherwise expressly provided in this Agreement, invoices shall be denominated in Dollars (US$) for Imported Equipment and in Reais (R$) for all other Equipment and Services and payments shall be made in such respective currencies.

         Section 7.6 Invoicing Terms.

                  (a) Billing Schedule.

                       (i) Supplier shall invoice Megatel for Equipment and Services provided hereunder in respect of any Order Document in accordance with the following schedule:


                   BILLING MILESTONE                                      PERCENTAGE OF TOTAL COST OF
                                                                          EQUIPMENT AND SERVICES TO BE
                                                                                    INVOICED

Shipment of Equipment Specified in Relevant Order Document                            [***]

Provisional Acceptance                                                                [***]

Final Acceptance                                                                      [***]

TOTAL                                                                                [***]


                       (ii) Supplier shall invoice Megatel for [***] of Megatel-Installed Equipment and any Equipment not subject to Provisional Acceptance testing provided hereunder on Delivery.

                       (iii) Supplier shall invoice Megatel for training provided by Supplier pursuant to Section 9.3(d) [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         upon the completion of the Course in question or delivery of the training materials, as the case may be.

                       (iv) Supplier shall invoice Megatel [***] for Services rendered (other than Services rendered in connection with the engineering, furnishing, constructing, Installing and Commissioning of Equipment or Systems comprising the Network or any of its elements that are included on an Order Document issued in connection with such Equipment or Systems) [***].

                       (v) With respect to an SSA Purchase Order, in the event that Megatel elects to permit Partial Provisional Acceptance, the amount to be invoiced upon Provisional Acceptance in the table set forth in Section 7.6(a)(i) [***]

                       (vi) [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (b) Payment Due Date. All payments to be made by Megatel to Supplier under the terms of this Agreement shall be due and payable within the thirty (30) days immediately following the date of the invoice (except that in the event the thirtieth day does not fall on a Business Day, then payment shall be due on the next Business Day following such date), unless a different payment due date is required in order to accommodate drawing conditions of the Financing Facility, in which case such payment shall be due on the next Business Day following the date on which such drawing conditions have been satisfied, but in no event later than fifteen Business Days following the date on which such payment otherwise was due.

                  (c) Late Payments. In the event that Megatel does not make payment on invoices within the time prescribed in Section 7.6(b), Megatel shall pay interest on the outstanding balance of the relevant invoice(s), at a rate equal to (i) [***] per annum on the date on which the payment was due for amounts due in Dollars and (ii) for amounts due in Reais, the [***] rate published by [***], determined on the date on which the payment was due, in each case calculated on the past due amount (the "INTEREST RATE") from the day on which payment was due to the day on which it is made, plus, in each case, a late payment fee of [***] of the past-due amount; provided that in the event that such payment is not made by the thirtieth (30th) day following the due date, Megatel shall pay to the Supplier an additional late payment fee of [***] of the past-due amount, for a total late payment fee of [***].

                  (d) Modality of Payments. Payments shall be made by check, bank draft or acceptable electronic transfer of funds to the accounts, or in compliance with instructions, that Supplier shall specify on each invoice, or in accordance with any applicable payment mechanism provided for in the Financing Facility, or as otherwise mutually agreed by the Parties.

                  (e) Imported Equipment. With respect to Imported Equipment, Supplier covenants that, except as otherwise provided in this Agreement, no payment by Megatel to Supplier shall be required, due or payable prior to the dates corresponding to the payment milestones established in 0 and that all invoices shall reflect such requirement.

                  (f) [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Section 7.7 Calculation of Interest. Interest applicable to any amount payable hereunder shall be calculated for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.

         Section 7.8 Payment Disputes.

                  (a) In the event that Megatel disputes all or part of any invoice, Megatel shall deliver to Supplier a notice specifying the basis for the dispute. Megatel shall pay the undisputed amount of such invoice pursuant to the terms hereof but may withhold the disputed amount pending resolution of such dispute.

                  (b) If the Parties are able to resolve the dispute within twenty (20) Business Days of the receipt by Supplier of the notice specified in
Section 7.8(a), any amount owing to Supplier or to Megatel shall be reflected as a charge or a credit, as the case may be, adjusted by the late payment charges set forth in Section 7.6(c) on the next invoice (unless the dispute is with respect to amounts set forth on the final invoice, in which case the Party owing any amounts shall pay such amounts within five (5) Business Days of the resolution of the dispute).

                  (c) If the Parties are unable to resolve the dispute within twenty (20) Business Days of the receipt by Supplier of the notice specified in
Section 7.8(a), the dispute shall be resolved as provided in Article XXII.

                  (d) Within fifteen (15) Business Days of the resolution of a payment dispute pursuant to Article XXII, (i) Megatel shall pay any amounts determined to be owing by it, together with interest accrued at the Interest Rate (calculated pro rata on a daily basis) from the date on which such payment was due pursuant to Section 7.6(b) until paid in full; and
(ii) Supplier shall refund to Megatel any amounts determined to have been overpaid, if applicable, together with interest accrued at the Interest Rate (calculated pro rata on a daily basis) from the date that such overpayment was made until repaid in full to Megatel.

         Section 7.9 Payment Obligation Not Dependent on Financing. Notwithstanding anything to the contrary expressly or impliedly contained in this Agreement, in no event shall the unavailability of funds under, or the termination of, the Financing Facility excuse Megatel from its payment obligations hereunder.

         Section 7.10 [***]

                                 ARTICLE VIII
             SUPPLY AGREEMENT ADMINISTRATION AND PROJECT MANAGEMENT

         Section 8.1 Project Management.

                  (a) Project Management Services. Supplier shall perform the Project Management Services specified on Annex 8.1(a).

                  (b) Supplier's Project Manager. Supplier shall, during the Term, appoint a manager for the Project (the "SUPPLIER PROJECT MANAGER") to coordinate Supplier's provision of Project Management Services who shall:

                       (i) be fully conversant with the background of the Project;

                       (ii) be empowered and have authority to make day to day decisions regarding the Project, while having full control of Supplier's applicable assets and Project personnel in Brazil;

                       (iii) maintain and update the Time Schedule and deliver the Time Schedule and deliver status reports based on the Time Schedule from time to time to the Megatel Project Manager;

                       (iv) ensure compliance with the Time Schedule;


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (v) maintain the closest possible cooperation with the Megatel Project Manager;

                       (vi) reside in Brazil and be available at Project Sites as reasonably requested; and

                       (vii) be fluent in English and have a working knowledge of Portuguese.

                  (c) Megatel Project Manager. Megatel shall, during the Term of this Agreement, appoint a manager for the Project (the "MEGATEL PROJECT MANAGER") to be the liaison with the Supplier Project Manager, who shall:

                       (i) be fully conversant with the background of the Project;

                       (ii) be empowered and have authority to make day-to-day decisions regarding the Project and its personnel;

                       (iii) ensure compliance with the Time Schedule;

                       (iv) maintain the closest possible cooperation with the Supplier Project Manager; (v) be available at Project Sites as reasonably requested; and

                       (vi) be fluent in English and have a working knowledge of Portuguese.

         Section 8.2 Progress Review Meeting.

                  (a) During the term of implementation of the Network to be supplied by Supplier hereunder, both the Megatel Project Manager and the Supplier Project Manager shall hold Project review meetings at such intervals to be agreed upon by the Parties to review, monitor and control the progress of the implementation of the Network to be supplied by Supplier hereunder in all its aspects in conformity with the Specifications and the Time Schedule.

                  (b) If Supplier or Megatel, as the case may be, deem it unlikely that it will be able to fulfill all of its obligations on the respective dates set out in the Time Schedule, then such Party shall request a meeting to determine what action is required. The Supplier Project Manager and the Megatel Project Manager shall each have been delegated reasonable authority from Supplier and Megatel, respectively, to develop and execute any action plan required to enable the Parties to fulfill their respective obligations under this Agreement. Any action plan implemented pursuant to the terms hereof shall be without prejudice to any right or remedy Megatel or Supplier may have under this Agreement.

                  (c) Minutes of the meetings contemplated by this 0 shall be prepared by the party that called the meeting and kept in English or Portuguese as mutually agreed by the Parties.

         Section 8.3 Agreement Administration by Megatel. The Megatel Project Manager shall be responsible for administering the Agreement and ensuring the necessary coordination with other Megatel departments and other suppliers. He shall be responsible for coordinating the Project implementation between Megatel, Supplier and other suppliers; reviewing and approving all quotations, invoices and inventory of Equipment Delivered; monitoring Time Schedules; issuing Order Documents, monitoring the overall progress of the Project; coordinating with Supplier to conclude agreement on the Acceptance Test Procedures as provided in
Section 9.3(a); providing Supplier with clarification on the technical specification requirements; and approving and issuing Change Orders. The Megatel Project Manager's territorial responsibilities shall be for all areas covered by the Agreement. He may designate, as may be required for certain periods of time, project managers for specific Switch Service Areas, regions or Systems and define their administrative, managerial, territorial and authorization responsibilities, which he shall communicate in writing to the Supplier Project Manager.

         Section 8.4 Supplier Employees. Megatel may, upon sixty (60) days' prior notice to Supplier, cause Supplier to dismiss an employee from the Project if, in Megatel's reasonable judgment, such employee is not performing in a competent, workmanlike and professional manner and in accordance with Megatel's policies governing employee conduct and Prudent Industry Practices. In the event that Megatel requests that such employee be dismissed from the Project prior to the expiration of such sixty (60) day period, Supplier shall use reasonable efforts to cause the dismissal of such employee as soon as reasonably practicable, taking into account the impact of such dismissal on Supplier's ability to comply with its obligations under the Time Schedule.

                                   ARTICLE IX
                          DIVISION OF RESPONSIBILITIES

         Section 9.1 Joint Responsibilities.

                  (a) Responsibility Matrix. Without limiting the generality of any of the provisions of this Agreement, the respective rights and division of responsibilities of Megatel and Supplier are set forth in the Responsibility Matrix attached as Schedule 9.1(a). Megatel shall discharge those responsibilities identified as those of Megatel, including Megatel's portion of responsibilities that are to be jointly performed by Megatel and Supplier. Supplier shall discharge those responsibilities identified as those of Supplier, including Supplier's portion of responsibilities that are to be jointly performed by Supplier and Megatel.

                  (b) Punchlist. Both Parties shall, in accordance with Annex 9.3(a), agree on items and issues to be placed on each Punchlist. Supplier shall in good faith resolve as soon as commercially practicable the items placed on each Punchlist.

         Section 9.2 Megatel Responsibilities. Without limiting any other obligations of Megatel under this Agreement, Megatel shall have the following responsibilities:

                  (a) Costs. Megatel shall bear its costs, including without limitation, the costs of its own legal fees, interconnection facilities, Site selection, Site acquisition, land purchase, government inspection fees (i.e. FISTEL fees), Site permits, zoning fees, telephone and utility charges and other services and items being supplied by Megatel under this Agreement.

                  (b) Engineering Information.  Megatel shall:

                       (i) Provide to Supplier necessary engineering information reasonably requested by Supplier and in accordance with the Responsibility Matrix and the Time Schedule;

                       (ii) Provide, upon reasonable request, System usage information where Megatel's analysis of System requirements has been requested by Supplier or is otherwise required by a specific provision of this Agreement in order for Supplier to discharge its obligations under this Agreement and where the information requested is reasonably necessary for such purposes.

                  (c) O&M. Megatel shall assume responsibility for the lawful and proper O&M of the Network upon Provisional Acceptance.

                  (d) Export Controls. Megatel agrees that it shall not resell or export from Brazil Equipment in any form without Supplier's prior written consent.

                  (e) Permits. Megatel shall be responsible for obtaining all Permits (other than permits specifically required by Law or this Agreement to be obtained by Supplier or any Subcontractor ) required for implementation of the Network, including but not limited to, Site building Permits, zoning variances and the like from appropriate Authorities, all in accordance with the Responsibility Matrix. Supplier shall provide Megatel with all Permit applications to be supplied by Supplier pursuant to the Responsibility Matrix for Permits that Megatel is responsible to obtain pursuant to this Section 9.2(e) on an accurate and timely basis to enable Megatel to submit them to the appropriate Authority.

                  (f) Other Obligations. Megatel shall perform all of its other obligations pursuant to this Agreement, including the following:

                       (i) allow Supplier's personnel employed in the work reasonable access to the Sites at all times, and to permit the use by such personnel of all routes, roadways and ramps under the control of Megatel when such access and use are necessary for the proper performance of Supplier's obligations hereunder;

                       (ii) permit all of Supplier's personnel employed in the work hereunder to use at all times such portions of existing plants or equipment under Megatel's control as are reasonably necessary for the proper completion of such work, as long as such use will not interfere with Megatel's business operations;

                       (iii) take reasonable security measures to safeguard all Supplier Equipment and OEM Equipment on Megatel's premises against all damages or Loss caused by Megatel's employees from the Delivery until the date that the risk of Loss of such Equipment transfers to Megatel pursuant to Section 5.3;

                       (iv) ensure that Megatel's personnel carrying out activities at the Sites do not interfere with the progress of Supplier's obligations hereunder;

                       (v) where applicable, take all necessary actions in accordance with the relevant Responsibility Matrix to ensure that the Sites are ready and available for commencement of Installation;

                       (vi) make available a representative to acknowledge receipt of the Equipment; and

                       (vii) bear any additional costs, including, without limitation, freight, insurance, storage and Taxes, if applicable, relating to a Change Order that requires delivery of Equipment to a Site other than the Site specified in the Order Document to which such Change Order pertains.

                  (g) [***]

         Section 9.3 Supplier Responsibilities. Without limiting any other obligations of Supplier under this Agreement, Supplier shall have the following responsibilities:

                  (a) Acceptance Procedure. Supplier shall adhere to the Acceptance procedures, including the Acceptance Test Procedures, each as set forth in Annex 9.3(a).

                  (b) New Products or Services. Supplier shall make new and upgraded Equipment and Services available to Megatel when they become GA in Brazil. Where such Equipment or Services are developed by Supplier, Supplier shall negotiate the price and delivery schedule in good faith.

                  (c) Retrofits. During the Term of the Agreement, the Parties shall negotiate the prices, terms and conditions for Suppliers' retrofits [***].

                  (d) Training. Supplier shall provide training courses ("COURSES") for planning, installation and O&M of Equipment and Services purchased under this Agreement. [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Course listings, content, location and schedules are set forth in Annex 9.3(d).

                  (e) Cooperation and Coordination With Other Vendors. Supplier recognizes that Megatel will be developing the Network using vendors in addition to Supplier including, without limitation, Ericsson. Supplier shall negotiate in good faith agreements with such other vendors in accordance with Annex 23.

                  (f) Legal and Safety Standards. Supplier is responsible for assuring that proper safety measures are taken to avoid accidents and that all work performed is done in accordance with the relevant health and occupational safety Laws, whether the work is performed by Supplier or its Subcontractors. Supplier shall be responsible, at its own expense, for ensuring that procedures are in place and supervision is provided to ensure the safety of all persons who may at any time or for whatever reason be present on any of the Sites as part of Supplier's provision of the Services, including, without limitation, the Installation Services.

                  (g) Site Security. Up to Provisional Acceptance, Supplier shall ensure the security of the Sites (other than co-located Sites) in a manner consistent with Megatel's security requirements by providing security Services at the prices set forth in Annex 7.3(a) and shall ensure that entry to such Sites is properly monitored and only authorized persons are permitted to enter and remain on any of such Sites. Supplier shall allow Megatel or any person authorized by Megatel to inspect any Site at any time while Supplier is providing Services on the Site.

                  (h) Inspection. Megatel and its employees, agents and representatives shall at all times have the right to inspect the performance by Supplier of the design, engineering, construction, Installation, testing and Acceptance, whether in the process of being prepared or executed, provided that such inspections do not materially interfere with the performance of Supplier's obligations hereunder.

                  (i) Maintenance Support. Supplier, at its sole expense, shall allocate a total of [***] of support Services by qualified technical personnel to be used by Megatel to support the Network (including all Switch Service Areas) during the first [***] of operation, commencing on the Soft Launch of the first Switch Service Area (or, if there is no Soft Launch, on Provisional Acceptance of such Switch Service Area), with the actual utilization of such support resources to be determined by agreement of the Parties in accordance with Annex 9.3(i). The personnel to be allocated to provide such support Services shall include (A) switch maintenance specialists and (B) qualified cell site and transmission maintenance specialists. The scope of Services to be provided under this Section 9.3(i) shall be as specified in Annex 9.3(i). Megatel may purchase additional maintenance support Services from Supplier at the prices specified in Annex 7.3(a).

                  (j) Tools and Test Equipment. Unless otherwise specifically provided in this Agreement, Supplier shall provide all tools and testing equipment (the "TOOLS") required for use by Supplier's technicians in fulfilling their responsibilities related to the implementation of the Network to be supplied by Supplier hereunder under this Agreement. All Tools used during the implementation of the Network to be supplied by Supplier hereunder that (i) have been purchased and paid for by Megatel as specified on an Order Document, and (ii) have been purchased by Supplier specifically for use in implementing the Project


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

and for which Supplier has included the full, undepreciated or unamortized cost in the amounts being charged to Megatel pursuant to this Agreement, shall become the property of Megatel upon Provisional Acceptance. (k) Equipment Warehousing and Staging. Supplier is responsible for all warehousing and Equipment staging for Supplier Equipment and OEM Equipment (other than in respect of Megatel Installed Equipment) at its expense.

                  (l) Supplier Responsible for Incorrect Delivery; Excess Items. If any Supplier Equipment or OEM Equipment is delivered to a point other than the one set forth in an Order Document, any additional expenses incurred in Delivery of such Equipment to the correct point of delivery and the risk of transportation shall be borne by Supplier. Supplier is also responsible for items delivered in excess of those required in the relevant Order Document excluding installation material for Megatel-Installed Equipment, which is ordered in bulk, and for which Megatel shall have responsibility to manage order placement, usage and replacement.

                  (m) Advertising. Supplier shall assist Megatel in its advertising and promotion efforts and shall cooperate with Megatel to establish joint advertising and promotion programs.

                  (n) Acceptance of Sites. Supplier shall use reasonable commercial efforts to recommend approval or disapproval of any candidate location for construction of a Cell Site at the time of the Site visit to such location, or within one (1) Business Day thereafter.

                  (o) [***]

                  (p) Supplier to Provide. Unless otherwise specifically provided in this Agreement, Supplier shall provide and pay for all materials, labor, Tools, Equipment, transportation and other facilities necessary for Supplier's performance and completion of the Project.

                                   ARTICLE X
                      INDEMNIFICATION, DAMAGES, AND DELAYS

         Section 10.1 General Indemnity (Megatel).

                  (a) General.

                       (i) Supplier shall indemnify, defend and hold harmless Megatel and its directors, officers, representatives, agents, servants, Subcontractors, employees, successors and permitted assigns (collectively, "MEGATEL INDEMNIFIED PERSONS") from any and all Losses (including damage to property owned by third parties) arising directly out of or in connection with this Agreement to the extent such damages were caused by the breach of this Agreement by Supplier or the negligent acts or omissions, willful misconduct or strict liability of Supplier or any Supplier Representative.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (ii) Megatel shall indemnify, defend and hold harmless Supplier and its directors, officers, representatives, agents, servants, Subcontractors, employees successors and permitted assigns (collectively, "SUPPLIER INDEMNIFIED PERSONS", and, together with the Megatel Indemnified Persons, the "INDEMNIFIED PERSONS") from any and all Losses (including damage to property owned by third parties) arising directly out of or in connection with this Agreement to the extent such damages were caused by the breach of this Agreement by Megatel or the negligent acts or omissions, willful misconduct or strict liability of Megatel or any of its directors, officers, representatives, agents, servants, Subcontractors, employees successors and permitted assigns.

                  (b) Personal Injury (Megatel).

                       (i) Supplier shall indemnify, defend and hold harmless the Megatel Indemnified Persons from any and all Losses on account of death or personal injury (whether to Megatel Indemnified Persons or to third parties) arising directly out of or in connection with this Agreement to the extent that such injury or death was caused by the negligent acts or omissions, willful misconduct or strict liability of Supplier or any Supplier Representative.

                       (ii) Megatel shall indemnify, defend and hold harmless the Supplier Indemnified Persons from any and all Losses on account of death or personal injury (whether to Supplier Indemnified Persons or to third parties) arising directly out of or in connection with this Agreement to the extent that such injury or death was caused by the negligent acts or omissions, willful misconduct or strict liability of Megatel or any of its directors, officers, representatives, agents, servants, Subcontractors, employees successors and permitted assigns.

                  (c) Claims. In any claim for indemnification brought pursuant to this Agreement:

                       (i) The Indemnified Persons shall promptly notify the Party providing the indemnification hereunder (the "INDEMNIFYING PARTY") upon (A) receipt of notice of the commencement of a claim by a third party for which indemnification is sought pursuant to this Agreement, (B) becoming aware of a claim (other than one covered by clause A, hereof) for, or facts supporting the likelihood of, a Loss, in each case eligible for indemnification pursuant to this Agreement or (C) the occurrence of any material event or change with respect to an ongoing claim.

                       (ii) In case any such claim is brought against any Indemnified Person, and it notifies the Indemnifying Party of the commencement thereof, or in respect of any ongoing action, the Indemnifying Party will be entitled to participate therein and to assume the defense thereof. Subsequent to such assumption of defense, the Indemnifying Party shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person, other than the reasonably and actually incurred expenses of monitoring such defense, and shall control the defense of such claim unless the Indemnified Person reasonably believes there to be a conflict between its interests and those of Indemnifying Party, in which case the Indemnified Person may employ its own counsel for such defense and the reasonable costs of such counsel as well as other costs reasonably incurred in such defense shall be borne by the Indemnifying Party. Whether or not the Indemnifying Party shall have assumed the defense of a claim for which the Indemnified Person is entitled to be indemnified, the Indemnified Person shall not admit any liability with respect to, settle, compromise or discharge such claim without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld, conditioned or delayed.

                       (iii) The Indemnified Person shall, at the Indemnifying Party's expense, cooperate and consult with the Indemnifying Party in the defense of such claim and shall, upon request, provide all reasonable information and assistance for defense against any such suit, claim or demand.

         Section 10.2 Infringement Indemnity.

                  (a) Defense Against Infringement Claims. In any claim, action, suit or legal arbitration, mediation or other proceedings, Supplier, at Supplier's expense, shall indemnify, defend and hold harmless Megatel, its directors, officers, agents, employees, successors and permitted assigns, against any claim that Supplier's Equipment and Services supplied hereunder (collectively, the "INDEMNIFIED EQUIPMENT") infringes any patent or copyright, trademark, trade secret or other tangible or intangible property right, whether of the United States or Brazil or recognized in either (collectively, "PROPRIETARY RIGHTS") by reason of Megatel's use of such Indemnified Equipment in furnishing telecommunication services in accordance with the Specifications. Megatel shall provide information and assistance reasonably requested by Supplier in defending such claim, action, suit, legal arbitration, mediation or other proceeding. Supplier shall indemnify, defend and hold harmless Megatel, its officers, agents, employees, Subcontractors, successors and permitted assigns against any and all Losses reasonably and actually incurred by Megatel on account of such alleged infringement or violation.

                  (b) Supplier to Act. If Megatel's use of the Indemnified Equipment is enjoined, Supplier shall, at its own expense, either procure the right for Megatel to continue using such Indemnified Equipment or replace or modify the Indemnified Equipment so that such Indemnified Equipment becomes non-infringing, whichever can be accomplished more quickly. If none of the foregoing options is commercially practicable as determined by Supplier in its reasonable discretion, Supplier shall remove the enjoined Indemnified Equipment and refund to Megatel any amounts paid to Supplier, less a reasonable charge for any actual period of use by Megatel. Should the Indemnified Equipment so removed be a component of the Network and such removal causes the Network not to meet any applicable Guaranteed Capacity or any other of the Specifications, then Supplier shall be liable for restoring the Network and the Indemnified Equipment to the Guaranteed Capacity or other such Specification and for all Losses caused and actually and reasonably incurred by Megatel as a direct result of such removal.

                  (c) Information Supplied by Megatel. Supplier shall have no liability for any claim of infringement of any Proprietary Rights to the extent that such claim (i) arises from adherence to Specifications, designs, drawings or instructions furnished by Megatel; (ii) arises from adherence to instructions to apply Megatel's trademark, trade name or other company identification; (iii) resides in non-Supplier Equipment or OEM Equipment that is furnished by Megatel to Supplier for use under this Agreement or (iv) relates to uses of Indemnified Equipment provided by Supplier in combination with other equipment software and/or services furnished either by Supplier or other Persons, which combination was not installed, recommended or otherwise approved by Supplier.

         Section 10.3 [***]

         Section 10.4 Failure to Meet Time Schedule (Liquidated Damages). Provided Megatel is not in default of any of its material obligations hereunder:

                  (a) With respect to Supplier Equipment and Supplier Services for the Initial Build of the Switch Service Areas that, according to the Time Schedule, are scheduled for Provisional Acceptance in 1999 (the "1999 SSAS"):


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (i) In the event that Provisional Acceptance with respect to the Initial Build of the 1999 SSAs occurs after the later of (A) the date scheduled for Provisional Acceptance in the Time Schedule and (B) December 20, 1999, because of actions directly attributable to Supplier including, without limitation, Supplier's failure to perform its obligations hereunder in the manner and at the times specified in this Agreement, Supplier shall pay to Megatel Liquidated Damages (for each whole day or portion thereof of such delay) equal to [***].

                       (ii) In no event will the total amount of Liquidated Damages payable by Supplier under this Section 10.4(a) exceed [***].

                  (b) With respect to Supplier Equipment and Supplier Services other than for the Initial Build of the 1999 SSAs:

                       (i) In the event that Provisional Acceptance with respect to Equipment and Services other than for the Initial Build of the 1999 SSAs occurs more than one (1) week following the relevant due date set forth in the Time Schedule because of actions directly attributable to Supplier including, without limitation, Supplier's failure to perform its obligations hereunder in the manner and at the times specified in this Agreement, Supplier shall pay to Megatel Liquidated Damages (for each whole week or portion thereof of such delay, beginning one (1) week following the date established in the Time Schedule for Provisional Acceptance) equal to [***].

                  (c) In no event shall the aggregate amount of Liquidated Damages assessed under this Agreement exceed an amount equal to [***]. In the event that the Liquidated Damages imposed hereunder ever exceed such amount, the Parties shall negotiate in good faith Megatel's reimbursement to Supplier of the amounts in excess of such percentage.

                  (d) Supplier may, at its option, satisfy any and all Liquidated Damages due hereunder in the form of credits for use against purchases by Megatel of Supplier Equipment and Supplier Services. Such credits may be applied to any amounts that, as of the date of the imposition of such Liquidated Damages, have not yet been invoiced. Such credits shall expire if not used [***], notwithstanding the termination of this Agreement.

                  (e) The liquidated damages specified in Section 10.4(a) and
(b) (the "LIQUIDATED DAMAGES") shall not be applicable to the extent that actions or omissions of Megatel were the cause of the delays described in
Section 10.4(a) and (b) ("MEGATEL DELAYS"). In the event of Megatel Delays, the dates set forth in the Time Schedule for Supplier's performance shall be adjusted to reflect such Megatel Delays. The extent of such adjustment shall be as many days as are required to compensate for the Megatel Delay as agreed between Megatel and Supplier, and the adjustment shall be based on a review of the relevant Supplier critical path development and deployment plans (i.e., planning, evaluation and review technical/critical path method ("PERT/CPM") chart). Where additional expenses are incurred by Supplier in making up for a Megatel Delay, Supplier and Megatel shall agree on an equitable adjustment to Supplier's prices or other offset mechanism to make Supplier whole for such additional expenses.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (f) The Parties hereby acknowledge and agree that the actual damages that would be incurred by Megatel in the event of a failure to comply with the Time Schedule by Supplier would be difficult to calculate and that the Liquidated Damages provided for in this Agreement are fair and reasonable under the circumstances.

         Section 10.5 No Release upon Payment of Liquidated Damages. The payments of Liquidated Damages shall not release Supplier from its obligations under this Agreement.

                                   ARTICLE XI
                               QUALITY ASSURANCE

         Section 11.1 Quality Assurance.

                  (a) Without restricting the generality of the provisions of
Section 9.3 and Article XIII, it is understood and agreed that Supplier has sole responsibility for the quality of the Equipment and Services supplied or provided by Supplier hereunder.

                  (b) Supplier shall deliver the Supplier Equipment and provide the Supplier Services to Megatel in accordance with the terms and conditions of this Agreement diligently and by competent and professional personnel.

                  (c) Supplier shall maintain a quality assurance program that is adequate to ensure a consistent level of quality in the Equipment and Services supplied under this Agreement and to ensure that the Equipment and Services conform to all applicable Laws, professional requirements and the Specifications.

                  (d) Megatel reserves the right to conduct [***] quality assessments, inspections or tests on the Equipment and Services in accordance with a sampling plan jointly developed by the Parties, prior to shipment, at Supplier's premises. If Megatel elects to exercise such rights, then Supplier shall, prior to shipment, advise Megatel when the Equipment or Services are available for audit or testing at Supplier's premises. Supplier shall make space available for Megatel's personnel to carry out the audit or testing, and provide full cooperation to Megatel's personnel. Any delays in meeting the milestones specified in the Time Schedule caused by Megatel's exercising its rights to conduct quality assessments, inspections and/or tests shall be deemed Megatel Delays.

                  (e) In the event that any Equipment or any Service provided hereunder by Supplier fails to meet the requirements of the Specifications, Supplier shall, subject to the applicable warranty provisions contained herein, promptly replace the Equipment or repair it to conform to the Specifications. If the Equipment is inspected on Site, the Parties shall jointly determine the appropriate action required in respect of any Equipment that does not satisfy the requirements of the Specifications.

                  (f) Supplier also agrees to provide to Megatel, upon reasonable request, quality program data information such as improvement program data, inspection data, statistical process control information, test results [***] pertaining to the Equipment and Services supplied under the terms of this Agreement.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (g) Megatel's quality assurance assessment or inspections shall not constitute a waiver or renunciation of any rights and remedies granted to Megatel pursuant to this Agreement and shall not excuse Supplier from compliance with all provisions of this Agreement.

                                  ARTICLE XII
                              ENVIRONMENTAL POLICY

         Section 12.1 Environment; Environmental Policy. Supplier assures Megatel that it has a written business policy that addresses environmental protection and preservation issues and the management and disposal of waste products, in each case in a manner that is designed to ensure compliance with applicable Laws relating to environmental protection and to minimize liability under such Laws. Supplier certifies that this written business policy:

                  (a) was implemented prior to the signing of this Agreement, remains in effect and is required to be followed by all personnel under Supplier's control;

                  (b) was brought to the attention of Supplier's other representatives and subcontractors who have been requested to follow such written business policy;

                  (c) states that Supplier shall comply with and shall cause all Supplier Representatives to comply with Laws respecting the environment; and

                  (d) is available to Megatel upon request at any time during the Term.

Each of the Parties agrees that Supplier must seek to comply with and minimize liability under applicable environmental Laws at all times during the Term. Supplier shall indemnify, defend and hold the Megatel Indemnified Persons harmless from any Losses arising out of or related to a breach by Supplier of the terms of this Section 12.1.

                                  ARTICLE XIII
                                   WARRANTIES

         Section 13.1 Hardware Warranty. Notwithstanding the Acceptance of any Equipment, Supplier warrants to Megatel that:

                  (a) New Hardware. All the Hardware supplied by Supplier under this Agreement shall be new and unused (except for testing required pursuant to this Agreement).

                  (b) Supplier-Provided Hardware. For the period of [***] commencing on the earlier of (i) Provisional Acceptance or (ii) use in commercial service, in each case of the portion of the Network supplied by Supplier hereunder containing such Hardware (the "HARDWARE WARRANTY PERIOD"), all Supplier-provided Hardware shall be free from defects in design, material and workmanship, and shall conform to the Specifications (the "HARDWARE WARRANTY"). Notwithstanding the foregoing, the Hardware Warranty Period applicable to Supplier Equipment that is Megatel-Installed Equipment shall be [***] from Delivery of such Megatel-Installed Equipment. The warranty period for any Equipment or part thereof repaired or provided as a replacement under this Hardware Warranty is [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

or the unexpired term of the Hardware Warranty Period applicable to the repaired or replaced Equipment or part, whichever is longer.

                  (c) OEM Equipment. With respect to OEM Equipment, Supplier shall assign to Megatel the warranties given to Supplier by its vendor of OEM Equipment. [***]

                  (d) Supplier shall use reasonable commercial efforts to negotiate to assign the warranties contemplated in Section 13.1(c).

         Section 13.2 Application Procedures for Hardware Warranty. If, under proper use during the applicable Hardware Warranty Period, a defect or nonconformity is identified in any Hardware subject to the Hardware Warranty (other than OEM Equipment which shall be subject to the procedures applicable to the manufacturer's warranty), Megatel shall notify Supplier of such defect or nonconformity in accordance with the Warranty Procedures set forth in Annex
13.2 and proceed as described therein. Upon receipt of notification from Megatel of such defect or nonconformity during the Hardware Warranty Period, Supplier shall take the following actions:

                  (a) Supplier, at its option, shall promptly repair or replace such Hardware without charge. Replacement parts or Equipment may, at Supplier's option be new or equivalent to new (remanufactured, refurbished or repaired).

                  (b) Where Supplier has elected to repair or replace Hardware that has been installed by Supplier and the Parties agree that such Hardware cannot, without undue expense or burden, be returned to Supplier, Supplier shall repair or replace the Hardware at Megatel's Site in accordance with (and within the time period specified in) the Warranty Procedures set forth in Annex 13.2.

                  (c) If Supplier has elected to repair or replace readily returnable Supplier manufactured Equipment including but not limited to: (i) stand-alone Equipment; (ii) Equipment easily disconnected and removed from the Network (iii); Equipment located at the Customer's premises; and (iv) a defective plug-in component (i.e. a circuit board or similar electronic component that is designed such that, in a rack or assembly of electronic equipment, it may be manually replaced by pulling it from its socket connector and replacing it with a like component for the purposes of maintenance or repair without changing the functionality and/or performance of the overall electronic equipment) (a "PLUG-IN"), Megatel is responsible for removing and reinstalling it. For any Hardware other than such Equipment, Supplier shall be responsible for de-installation and reinstallation of the Hardware.

                  (d) Hardware returned for repair or replacement shall be accepted by Supplier only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Hardware to Supplier shall be borne by Supplier. Supplier shall pay the costs of transportation of the repaired or replaced Hardware to the destination designated by Megatel within the Territory, including any transportation expenses and costs associated with customs, unloading and warehousing as well as risk of loss or damage during transit. The reinstallation of the repaired or replacement part, subassembly or unit (other than a Plug-In) shall be performed by Supplier under the


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

supervision of Megatel, at Megatel's option. Megatel shall, upon Supplier's reasonable request, provide any additional information concerning such defect and its occurrence.

                  (e) To the extent Supplier makes GA to its customers a warranty extension program for Hardware, Megatel has the option to participate in such program, at prices and conditions mutually agreed by the Parties [***]. Megatel shall give Supplier notice of its decision to purchase any available extension at least ninety (90) days prior to the expiration of the warranty to be extended.

         Section 13.3 Software Warranty. Notwithstanding Acceptance of any of the Supplier Equipment, Supplier warrants to Megatel (the "SOFTWARE WARRANTY") that:

                  (a) For a period of [***] from the earlier of (i) Provisional Acceptance and (ii) use in commercial service thereof (the "SOFTWARE WARRANTY PERIOD"); each item of Supplier supplied Software shall be free from defects that materially affect the use of such Software and shall perform in accordance with the Specifications;

                  (b) With respect to Software manufactured by a vendor other than Supplier, Supplier hereby assigns to Megatel the warranties given to Supplier by its vendor of such items. [***]

                  (c) If under normal and proper use Software manufactured by Supplier does not conform to this warranty, Supplier shall, at its option, (1) repair or replace without charge the defective Software at Megatel's facility; or (2) provide a prorated credit for use toward the purchase of new vendor manufactured software for replacement.

         Section 13.4 Year 2000 Warranty.

                  (a) As part of the Hardware Warranty and the Software Warranty, Supplier represents, warrants and covenants to Megatel that all Equipment provided by Supplier to Megatel hereunder (excluding Software not manufactured by Supplier), including without limitation, any and all enhancements, upgrades, customizations, modifications, maintenance releases and the like delivered by or on behalf of Supplier, is "Year 2000 Compliant", as defined herein. "YEAR 2000 COMPLIANT" means that any function of such Equipment containing or calling on a calendar function, including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans prior to, including and following January 1, 2000, including, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulas, and date values, and date data interface values that reflect the century and shall correctly recognize and process the date of February 29, and any related data, during leap years. Without limiting the generality of the foregoing, Supplier further represents, warrants and covenants:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (i) That such Equipment shall continue to perform in compliance with all Specifications applicable thereto, without the need for manual intervention, prior to, on, and after January 1, 2000;

                       (ii) That such Equipment shall not abnormally end or abort or provide invalid or incorrect results as a result of date data, specifically including date data that represents or references different centuries or more than one century; and

                       (iii) That such Equipment is Year 2000 Compliant.

                  (b) Notwithstanding anything in this Agreement or any Annex or Exhibit hereto to the contrary, the warranty made in this Section shall extend until December 31, 2001.

                  (c) Nothing in this Section 13.4 shall be deemed to make Supplier responsible for the Year 2000 Compliance of any Software provided by any third-Person interoperating or intended to interoperate with Software developed by Supplier (including any third-Person Software embedded therein or Software purchased by it pursuant to its procurement specifications and licensed to Megatel pursuant to this Agreement), whether or not the third-Person Software was supplied by Supplier. Megatel and/or the manufacturer or other vendor of such third-Person Software shall be responsible for such compliance and for assuring the ability of such third-Person Software to successfully operate while interoperating with Software developed by Supplier as described in this Section 13.4(c).

                  (d) Supplier covenants that (i) all Software supplied by Supplier (other than Software developed and/or manufactured by Supplier) shall be accompanied by a warranty of Year 2000 Compliance substantially similar to that contained herein and (ii) Supplier shall, to the extent permitted by such manufacturer, assign such warranty to Megatel upon Delivery to Megatel of such Software.

         Section 13.5 Warranty for Services. Supplier warrants to Megatel that all Services purchased by Megatel hereunder shall be performed in a careful, workmanlike and professional manner and in accordance with the Specifications or any mutually agreed specification for such Services, using material free from defects except where such material is provided by Megatel. If the Services prove to be not so performed and if Megatel notifies Supplier within the [***] period commencing on the earlier of: (i) Provisional Acceptance, if applicable; and
(ii) the date on which the Services are completed, if Provisional Acceptance is not applicable, Supplier, at its expense, shall promptly correct any defects and deficiencies. If Supplier is unable to correct such defects and deficiencies, it shall promptly render to Megatel a full or pro-rated refund or credit based on the original charge for such Services.

         Section 13.6 No Trouble Found. If Supplier reasonably determines that Equipment for which the warranty services are claimed is neither defective nor non-conforming, Megatel shall pay Supplier's reasonably incurred costs of handling, inspecting, testing, and transporting such Equipment, and, if applicable, reasonable travel and related expenses. However, if upon return to service the item fails to operate properly, Megatel and Supplier shall jointly work to determine the cause of such failure and, if it is determined that the failure in fact was the result of a warranted defect or nonconformity in such item, Megatel's obligation to pay such costs shall be extinguished, Megatel shall be reimbursed by Supplier for


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

any costs that Megatel paid to Supplier and Supplier's obligations under the Hardware Warranty and/or the Software Warranty, as the case may be, shall apply.

         Section 13.7 [***]

         Section 13.8 [***]

         Section 13.9 [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Section 13.10 Support Services Program. emergency technical assistance services support for E1 and E2 service conditions, as defined in Annex 13.10 for Supplier Equipment shall be provided [***] to Megatel during the applicable Hardware Warranty Period or Software Warranty Period, as the case may be. In addition, Supplier shall provide Technical Assistance Services using the personnel specified in 0 and described in Annex 9.3(i). The description of Supplier Customer and Technical Assistance Services is set forth in Annex 13.10.

         Section 13.11 [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Section 13.12 [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Section 13.13 Changes or Substitutions by Supplier. At any time during its performance of this Agreement, Supplier may implement changes in the Supplier Equipment identified in Annex 4.9, modify the drawings and Specifications relating thereto, or substitute Equipment of a similar or more recent design. Supplier shall provide Megatel with advance written notice of any change, modification or substitution including notice of Supplier's intention to change the Equipment price. The notice shall be given at least thirty (30) days in advance of the effective date of the change, modification or substitution. However, notice of ten (10) days will be necessary where the Parties reasonably consider the change as minor, where there is no price change and where items (a) through (g) set forth below are complied with. [***]

         If each of the foregoing requirements has been met to Megatel's reasonable satisfaction, Megatel and Supplier shall agree upon a Change Order in accordance with the order procedures specified in Annex 5.1(a). With respect to changes, modifications, and substitutions that do not conform to the foregoing requirements, Supplier shall notify Megatel in writing thirty (30) days prior to their effective dates. In the event that any such change is not desired by Megatel in its reasonable discretion, Megatel shall notify Supplier within thirty (30) days from the date of notice and Supplier shall not furnish any such changed Equipment to Megatel on any orders in process at the time Supplier is so notified. If a change is acceptable to Megatel, such change shall be reflected in a Change Order.

         Section 13.14 Network Expansion and Spares (Continuity of Supply).


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (a) Class A Hardware Changes. Supplier shall provide Class A Hardware Changes with respect to Supplier manufactured Equipment [***] from the date of shipment of such Supplier Equipment.

                       (i) If Supplier has engineered, furnished and installed the Hardware subject to a Class A Hardware Change, Supplier shall, [***], implement such change if it is announced within [***] of shipment of such Hardware by modifying such Hardware (or part thereof, as the case may be) at Megatel's Site.

                       (ii) If Supplier did not originally install the Hardware, Supplier shall, [***], furnish the parts and documentation necessary to implement such Class A Hardware Change if it is announced within such [***] period.

                       (iii) With respect to Hardware that can be readily removed and returned to Supplier by Megatel (including Plug-Ins), Megatel shall [***] remove and return the Hardware (or part thereof, as the case may be) in accordance with Supplier's instructions to the Supplier's facility. Supplier shall, [***], implement such Class A Hardware Change or replace such Hardware with a unit that has already received the change. Megatel shall be responsible for re-installation of such Hardware (or part thereof, as the case may be).

                       (iv) If Megatel does not make or permit Supplier to make the Class A Hardware Change as stated above within [***] from the date of notification, subsequent changes, repairs or replacements (including subsequent Class A Hardware Changes) affected by the failure to make such change may, at Supplier's option, be billed to Megatel at Supplier's then current prices regardless of whether such subsequent change, repair or replacement is covered under warranty. Hardware that has been modified in any material respect by any Person other than the Supplier shall not be covered by the Class A Hardware Change.

                  (b) Network Expansion Availability. For a period of [***] from the expiration of the Term, Supplier shall make available to Megatel standard Supplier Equipment that is compatible with, functionally equivalent to, and will permit normal expansion of, the Network supplied by Supplier hereunder within the parameters defined by the Specifications and under terms and conditions [***] mutually agreed to by Megatel and Supplier. [***]

                  (c) Discontinued Items. Nothing herein shall bar Supplier from discontinuing individual items of Supplier Equipment. Supplier shall notify Megatel at least [***] before Supplier discontinues accepting orders for an item of Supplier Equipment sold under this Agreement; provided, however, that if Supplier offers Supplier Equipment for sale that is equivalent in form, fit and function to the discontinued Supplier Equipment, the notification period may be shorter than [***], but in no event shorter than [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (d) Spare Parts Availability. Supplier warrants the availability of spare parts or their functional equivalent for the Supplier Equipment for a period of [***] from the expiration of the Term. [***] Should Supplier during the aforementioned period discontinue production of any spare parts, Supplier shall give Megatel advance written notice, and shall assist Megatel to find suitable replacements, to enable Megatel to place orders for its requirements of spare parts or to enter into any other mutually satisfactory arrangements with Supplier prior to discontinuance of production of such spare parts.

         Section 13.15 Disclaimer of Warranties.

                  (a) For all warranties set forth hereunder, Megatel hereby agrees that Supplier shall not be liable or responsible for any deficiencies to the extent that they result from:

                       (i) Supplier's reliance on erroneous material information furnished by Megatel to Supplier;

                       (ii) reasons of Force Majeure or Acts of Providence;

                       (iii) unauthorized material changes, modifications or revisions made by Megatel to the Equipment;

                       (iv) any failure to meet [***] to the extent attributable to Megatel, including, without limitation: (A) Megatel's failure to apply Supplier's plans or instructions that are in writing and have been delivered to the Megatel Project Manager for System design, preventative and remedial maintenance, frequency management, parameter adjustments and Cell Site traffic engineering for radio capacity; (B) Megatel's failure to implement all Supplier-recommended recovery and System stabilization procedures; (C) Megatel's failure to replace defective circuit packs; (D) Megatel's failure to follow applicable written instructions of Supplier, where such instructions are capable of reasonable interpretation and are unambiguous; or (E) Megatel's decision not to implement Software Modifications provided by Supplier promptly upon their availability where such Software Modifications are made available by Supplier to Megatel free of charge;

                       (v) modification, misuse, neglect or abuse of the Equipment, except when made, done or caused by Supplier; improper wiring, repairing, splicing, alteration, installation, storage or maintenance, except when made, done or caused by Supplier or its agents, or any Supplier Representative; use in a manner not in accordance with Supplier's written specifications, operating instructions or Software licenses or failure of Megatel to apply previously applicable Supplier modifications and corrections where Megatel received written instructions to do so;

                       (vi) defects in Software caused by errors in any Megatel database; and


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                       (vii) defects in Equipment neither manufactured nor supplied by Supplier under the terms of this Agreement.

                  (b) No warranty is made with respect to: (i) the functioning of Equipment integrated or assembled by Megatel with other Equipment or Software, unless integrated or assembled in accordance with specifications for such integration or assembly provided or approved in writing by Supplier; (ii) other Equipment and parts thereof that have been integrated or assembled by Megatel with Supplier's Equipment; and (iii) except as expressly provided in this Agreement, Equipment removed other than by Supplier or its Subcontractors from its original site of installation, unless done so in accordance with Supplier's specifications.

                  (c) In addition, Supplier makes no warranty with respect to Supplier Equipment that has had any serial numbers or month and year of manufacture that were marked on such Equipment as of the date of Provisional Acceptance thereof removed, obliterated or altered, and with respect to expendable items, including, without limitation, fuses, batteries contained in Megatel-Installed Equipment, light bulbs, motor brushes and the like.

         Section 13.16 Limitation of Warranties. THE WARRANTIES SET FORTH IN THIS ARTICLE XIII ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MEGATEL'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF ANY OF THE WARRANTIES SET FORTH IN THIS ARTICLE XIII SHALL BE AS SET FORTH HEREINABOVE.

                                  ARTICLE XIV
                                    SOFTWARE

         Section 14.1 Software. Supplier reserves title to the Software supplied by Supplier and grants to Megatel a license on the terms specified in this Agreement and in Annex 14.1 (the "SOFTWARE LICENSE"). The Base Generic Release will be the most recent release GA for use in Brazil. Supplier shall also provide and activate the Optional Features that are licensed separately by Megatel. Megatel may assign such license to an Affiliate with Supplier's prior written consent, which consent shall not unreasonably be withheld, delayed or conditioned.

         Section 14.2 Base Generic Releases. New Base Generic Releases may be issued periodically by Supplier to improve operation of the Software and/or provide new base features and/or a platform for Optional Features. The price of base (standard) features shall be included in the price of each Base Generic Release made available. All other features included in a Base Generic Release are optional features ("OPTIONAL FEATURES"). Megatel shall be responsible for any purchases of additional Hardware and related Services required to permit the installation and operation of new Base Generic Releases regardless of whether the Base Generic Release is provided under the terms of the Annual Release Maintenance Fee or licensed on a stand alone basis. Megatel shall also be responsible for any additional Hardware or Services associated with installation of Optional Features that it licenses. [***] Megatel shall not activate or use any Optional Feature without first


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

having paid the applicable license fees to Supplier. If Megatel activates or uses any Optional Features in revenue service for which it has not paid applicable license fees to Supplier, Megatel shall notify Supplier of such use immediately upon discovering the same and shall, within ten (10) days of such discovery, pay to Supplier the applicable license fees together with interest thereon at a rate of [***] accrued from the date the Optional Feature(s) were first activated or used up to the date of payment.

         Section 14.3 Software Modifications. During the Software Warranty Period for Supplier manufactured Software, Supplier shall provide, at no cost to Megatel, Software Modifications for such Software, as such Software Modifications become available. After the Software Warranty Period, Supplier shall make available to Megatel Software Modifications at prices to be agreed by the Parties, unless the cost of such Software Modification is covered by under an Annual Release Maintenance Fee. Supplier shall grant Megatel a ninety-nine (99) year right-to-use license for each Software Modification.

         Section 14.4 Annual Release Maintenance Fee (ARMF). [***] Supplier shall make available to Megatel Annual Release Maintenance Fee coverage at the prices to be agreed by the Parties. If Megatel elects to discontinue payment of Annual Release Maintenance Fees and then subsequently wishes to license new Base Generic Releases or Software Modifications separately, the price for Base Generic Releases and Software Modifications not covered by the Software Warranty shall be agreed to by the Parties. Megatel acknowledges and agrees that its failure to license any Base Generic Releases may prevent it from installing or using future Base Generic Releases. The cost of any additional Equipment or Services required for operation of the new Generic Base Releases provided under the ARMF shall be borne by Megatel. The payment of ARMF alone does not entitle Megatel to activate or use Optional Features. ARTICLE XV DOCUMENTATION

         Section 15.1 Documentation to be Provided by Supplier.

                  (a) Supplier shall provide its standard Documentation package (as described in Annex 15.1) [***].

                  (b) Supplier shall provide [***] one additional full set of Documentation to Megatel upon request.

                  (c) Supplier shall make the Documentation available in hard copy or, if available, on CD-ROM or as mutually agreed by the Parties. Documentation provided via Supplier's CD-ROM media may be printed and copied to the extent necessary for the O&M of the Equipment to which the Documentation pertains. However, Megatel may not press any copies of CD-ROM discs.

                  (d) Supplier shall provide [***] to Megatel, a copy of its Documentation in English and, as specified in Annex 15.1, in Portuguese. During the applicable Warranty Period set forth herein, Supplier shall provide, [***], updates for such Documentation. Supplier shall amend


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

or replace the Documentation to reflect any design change. To the extent required pursuant to Annex 15.1, Portuguese translations of such updates and amendments shall be provided as soon as reasonably practicable from the date of release of the English version thereof.

         Section 15.2 License to Documentation. Megatel is hereby granted a royalty-free, ninety-nine (99) year and non-exclusive license and right to reproduce, translate, modify and use the Documentation provided by Supplier and have it used by its Subcontractors, for purposes relating to the Network. Prior to use of the Documentation, such Subcontractors shall be required to sign non-disclosure agreements with Supplier on a form to be provided by Supplier. If Megatel modifies or translates the Documentation, Supplier shall not be liable for any errors or omissions in such Documentation arising out of the modification or translation. [***]

         Section 15.3 Proprietary Information. All plans, drawings, designs and specifications submitted by Megatel or on its behalf, are Confidential Information to be protected in accordance with Article XX herein, shall remain the property of Megatel, may be copied only in accordance with Article XX herein and may not be disclosed to third parties by Supplier without Megatel's prior written consent. These materials shall be returned to Megatel promptly upon its request without any copy remaining with Supplier.

         Section 15.4 Documents to Become Property of Megatel. Documentation, including, without limitation, plans, drawings, designs, and specifications supplied by Supplier in connection with the Equipment, shall become the property of Megatel, provided, however, that title to Supplier's intellectual property rights shall not be conveyed to Megatel at any time. In addition, such Documentation supplied by Supplier is Confidential Information to be protected by Megatel in accordance with Article XX. Megatel shall have full rights to use the Documentation supplied by Supplier in the course of the normal O&M of the Network.

         Section 15.5 Responsibility for Documents.

                  (a) Each Party supplying technical data or documents shall be responsible for the completeness and accuracy of such technical data or documents. If such technical data or documents are not complete or are inaccurate, each Party shall notify the responsible Party and thereafter such responsible Party shall promptly complete and/or correct such technical data or documents.

                  (b) Supplier shall make available upon reasonable notice, during normal business hours to authorized representatives of Megatel all back-up technical documents relating to the Project.

                                  ARTICLE XVI
                      FORCE MAJEURE AND ACTS OF PROVIDENCE

         Section 16.1 Force Majeure. "FORCE MAJEURE" shall comprise any human event or a combination of human events that neither of the Parties could control, foresee or prevent, and whose occurrence neither of them, their respective agents, employees or Subcontractors acting under its direction, contributed to, which events cause a Party or the Parties to default or delay in performing their obligations under this Agreement. Such Force Majeure events shall include, without limitation, the following:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (a) acts of a public enemy, war or threat of imminent war (declared or undeclared) occurring in or involving Brazil, revolution, riot, rebellion, insurrection, military or usurped power, state of siege, declaration of a state of emergency or martial law, act of terrorism or sabotage (in each case occurring in or involving Brazil), embargo or blockade, declaration of public calamity;

                  (b) politically motivated or otherwise widespread strikes, suspensions, interruptions, work slow-downs or other labor disruptions;

                  (c) explosions, chemical or radioactive contamination or ionizing radiation;

                  (d) air crashes, objects falling from aircraft, pressure waves caused by aircraft or aerial devices traveling at supersonic speed;

                  (e) the expropriation, confiscation, compulsory acquisition, nationalization or seizure of all or any part of Supplier's or Megatel's assets or capital stock by any Government or any Authority; or

                  (f) any exercise of sovereign or executive prerogative or similar action by any Authority.

         Section 16.2 Acts of Providence. "ACTS OF PROVIDENCE" shall comprise any natural phenomena that neither of the Parties could control, foresee or prevent and whose occurrence none of them, their respective agents, employees or Subcontractors acting under their direction contributed to, which events cause a Party or Parties to default or delay in performing its or their obligations under this Agreement. Such Acts of Providence include, without limitation, epidemics, meteorites, fire, lightning, earthquake, cyclone, whirlwind, hurricane, tempest, unusually severe storm, drought, flood (other than reasonably foreseeable seasonal flooding) or other unusual or extreme adverse weather or environmental condition or action of the elements.

         Section 16.3 Exclusions. The following events shall not be considered events of Force Majeure or Acts of Providence:

                  (a) lack of funds;

                  (b) inconvertibility of currency;

                  (c) unavailability or late delivery of Supplier Equipment and/or OEM Equipment, except when caused by an event of Force Majeure or an Act of Providence; or

                  (d) changes in cost of Supplier Equipment and/or OEM Equipment, materials or spare parts for the Project.

         Section 16.4 Procedure for Calling Force Majeure or Acts of
Providence.

                  (a) If one Party wishes to claim relief from the performance of its obligations on account of any event or circumstance of Force Majeure or an Act of Providence (hereinafter, the "AFFECTED PARTY"), then the Affected Party shall give notice to the other Party of such event or circumstance as soon as reasonably practicable after becoming aware of such event or circumstance.

                  (b) Each notice served by an Affected Party to the other Party pursuant to this Section 16.4 shall specify the event or circumstance of Force Majeure or Act of Providence in respect of which the Affected Party is claiming relief. Noncompliance with the procedure specified herein shall relieve the other Party from accepting the Affected Party's claim until notice is so provided. The Affected Party shall, by reason of any event or circumstance of Force Majeure or Act of Providence in respect of which it has claimed relief under this Section 16.4(b):

                       (i) use its reasonable commercial efforts to mitigate the effects of such Force Majeure or Act of Providence and to remedy any inability to perform its obligations hereunder due to such events as promptly as reasonably practicable; provided that:

                                (1) the Affected Party shall not be obliged to
                  take any steps that would not be in accordance with Prudent Industry Practices or would be beyond its control; and

                                (2) the Affected Party shall not be required to
                  settle any strikes or other labor dispute on terms that are adverse to the Affected Party and not commercially reasonable.

                       (ii) furnish weekly reports to the other Party regarding the progress in overcoming the adverse effects of such event of Force Majeure or Act of Providence;

                       (iii) afford to the other Party reasonable facilities for obtaining further information about the event or circumstance of Force Majeure or Act of Providence; and

                       (iv) resume the performance of its obligations under this Agreement immediately after the events of Force Majeure or Acts of Providence are remedied, cease to exist or are deemed to have ended under the following paragraph.

When the Affected Party is able, or would have been able if it had complied with its obligations under this Section 16.4(b), to resume the performance of all of its obligations under this Agreement affected by the occurrence of an event or circumstance of Force Majeure or Act of Providence, then the period of Force Majeure or Act of Providence relating to such event or circumstance shall be deemed to have ended.

         Section 16.5 Effects of Force Majeure or Acts of Providence.

                  (a) An Affected Party shall be relieved from any liability for delays in performance or the non-performance of its obligations under this Agreement or, in the case of Supplier, for failure to manufacture or deliver Equipment or Services where and to the extent that such non-performance is attributable to the event of Force Majeure or Act of Providence. If an event of Force Majeure or an Act of Providence causes a delay in the construction or Commissioning of the Network, Supplier shall use its reasonable commercial efforts to resolve and complete the construction of the Network to be supplied by Supplier hereunder in accordance with the Time Schedule. The Parties shall use their reasonable commercial efforts to revise such Time Schedule to reflect the actual impact on the construction and operational schedules of the event of Force Majeure or Act of Providence. Notwithstanding anything to the contrary contained herein, events of Force Majeure and/or Acts of Providence shall not relieve Megatel of its obligation timely and fully to satisfy its payment obligations to Supplier hereunder that arose prior to the onset of the event of Force Majeure or Act of Providence.

                  (b) If any event of Force Majeure or Act of Providence occurs and results in a delay or failure in performance, the non-Affected Party may elect to: (i) terminate that part of any Order Document affected by the Force Majeure or Act of Providence as to Equipment not already shipped or Services not already rendered if the Force Majeure or Act of Providence continues for a period of forty-five (45) consecutive days after notifications; (ii) suspend that part of any Order Document affected by the Force Majeure or Act of Providence for the duration of the Force Majeure or Act of Providence, buy, sell, obtain, or furnish elsewhere Equipment otherwise to be bought, sold, obtained, or furnished hereunder, and deduct from any Order Document commitment the quantity bought, sold, obtained, or furnished or for which such commitment has been made elsewhere; or (iii) resume performance of such Order Document once the Force Majeure or Act of Providence ceases with delivery and performance dates automatically extended by the length of time the Force Majeure or Act of Providence endured. Unless written notice is given within thirty (30) days after such non-Affected Party is provided written notice of the occurrence of a Force Majeure or Act of Providence, option (iii) shall be deemed selected.

                                  ARTICLE XVII
                         REPRESENTATIONS AND WARRANTIES

         Section 17.1 Representations and Warranties of Supplier. Each of Lucent WSI and Lucent Brasil represents and warrants that:

                  (a) the persons executing this Agreement, and those identified in Annex 17.1(a) who are initialing the Annexes on its behalf, have express authority to do so under specific or standing delegation and, in so doing, to bind the each of Lucent WSI and Lucent Brasil thereto;

                  (b) it is duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of establishment, with full power and authority, as the case may be, to own, lease and operate the assets held or used by it to conduct its business as currently conducted. It has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by its governing body, and no other proceeding on the part of such Party is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Lucent WSI and Lucent Brasil and constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms set forth herein; and

                  (c) each of (i) the execution and delivery of this Agreement by such Party and (ii) the consummation of the transactions provided for hereby does not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Memorandum of Association, Articles of Association, Bylaws, Estatutos Sociais or any other document of governance of such Party, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default, event of default or an event that, with notice, lapse of time, or both, would constitute a default or event of default, under the terms of any material contract to which such Party is a party or is bound, (iii) result in the creation of any material pledges upon any of their respective properties, or (iv) constitute a violation by any such Party of any applicable Law.

                  (d) Supplier either owns all of the intellectual property being licensed to Megatel hereunder or holds the right to so license such intellectual property to Megatel hereunder.

         Section 17.2 Representations and Warranties of Megatel. Megatel represents and warrants that:

                  (a) the persons executing this Agreement, and those identified in Annex 17.1(a) who are initialing the Annexes on its behalf, have express authority to do so under specific or standing delegation, and in so doing, to bind Megatel thereto;

                  (b) it is duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of establishment, with full power and authority, as the case may be, to own, lease and operate the assets held or used by it to conduct its business as currently conducted. It has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by its governing body, and no other proceeding on the part of Megatel is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Megatel and constitutes a legal, valid and binding obligation of Megatel, enforceable against it in accordance with the terms set forth herein; and

                  (c) each of (i) the execution and delivery of this Agreement and (ii) the consummation of the transactions provided for hereby does not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Memorandum of Association, Articles of Association, Bylaws, Estatutos Sociais or any other document of governance of Megatel, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default, event of default or an event that, with notice, lapse of time, or both, would constitute a default or event of default, under the terms of any material contract (including, without limitation, any shareholders agreement to which Megatel is a party) to which Megatel is a party or is bound, (iii) result in the creation of any material pledges upon its properties, or (iv) constitute a violation by Megatel of any applicable Law.

                                 ARTICLE XVIII
                                   INSURANCE

         Section 18.1 Insurance.

                  (a) Supplier agrees to maintain, so long as it supplies Equipment, performs Installation or other Services for any Equipment or has obligations regarding warranties under Article XIII, the following insurance coverage as well as all other insurance required by Law in the jurisdiction where the work is performed:

                       (i) Worker's Compensation. Supplier shall at all times during the Term provide workers' compensation and related insurance as required by Law;

                       (ii) General Liability. Supplier shall at all times during the Term maintain policies of insurance with a reliable insurance company for comprehensive general liability with a limit of not less than [***] inclusive per occurrence for personal injury, bodily injury, death, third-party liability and property damage. Supplier shall include Megatel as an additional insured and a stated beneficiary on all such policies.

                       (iii) Automotive Liability. Supplier shall at all times during the Term maintain automotive liability insurance as required by Law.

                       (iv) Demonstration of Insurance. Within thirty (30) days following the Effective Date and thereafter upon request by Megatel, Supplier shall provide to Megatel certificates of insurance or letter(s) stating self-insurance coverage as required above.

         Section 18.2 Self-Insurance. Supplier shall have the option where permitted by Law to self-insure any or all of the foregoing insurance.

                                  ARTICLE XIX
                            LIMITATION ON LIABILITY

         Section 19.1 Limitation of Liability.

                  (a) Scope of Liability. Megatel's exclusive remedies and the entire liability of Supplier and its Affiliates and their employees and agents for any claim, Loss, damage or expense of Megatel or any other Person arising out of or in connection with the transactions or actions contemplated by this Agreement, or the use or performance of the Network or any Equipment, System or Service, whether in action for or arising out of the breach of contact, tort, including negligence, indemnity, or strict liability shall be as follows:

                       (i) For delay and penalties - the remedies set forth in the relevant section of Article X;

                       (ii) For the inadequate performance or non-performance of Equipment or Services or claims that they do not conform to a warranty - the remedies set forth in the applicable Section of Article XIII;

                       (iii) For tangible property damage and personal injury caused by Supplier's negligence or willful misconduct - the amount of direct damages, subject to the limitations contained herein;

                       (iv) For everything other than as set forth above an amount of the direct damages, subject to the limitations contained herein, not to exceed the purchase price of the Supplier Equipment and Supplier Services giving rise to Megatel's claim;

                       (v) Notwithstanding any other provision of this Agreement (except for Section 10.3), including without limitation the definition of Loss set forth in Section 1.1, neither Party, its Affiliates and its employees and agents shall be liable for any consequential, indirect, moral or exemplary damages


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         incurred by the other Party of any nature whatsoever, including loss of profits or revenues, anticipated savings, loss of data or associated equipment, cost of capital or any other indirect economic Losses, irrespective of whether any of the foregoing are deemed to be direct damages under any Law, by any Authority or in any arbitration. Supplier shall not be responsible for any claim, loss, damage or expense to the extent resulting from Megatel's negligence or willful misconduct.

                                   ARTICLE XX
                                CONFIDENTIALITY

         Section 20.1 Confidentiality.

                  (a) Confidential Information Defined. "CONFIDENTIAL INFORMATION" shall mean such information disclosed by one Party to the other that at the time of disclosure is designated as confidential or proprietary (or like designation), is disclosed in circumstances of confidence or would be understood by the Parties exercising reasonable business judgment to be confidential pursuant to this Agreement and shall include, without limitation, formulas, processes, designs, photographs, plans, samples, Equipment performance reports, Customer lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, data bases, Software in any form, flowcharts, algorithms, and other business and technical information. Confidential Information may be communicated orally, in writing, by electronic or magnetic media, by visual observation and by other means. The Party receiving said notification shall, from that time forward treat such information as Confidential Information. Excluded from Confidential Information is that which the recipient had in its possession without confidential limitation prior to disclosure, which is independently known or developed by either Party, which is known or becomes known to the general public without breach of this Agreement, or which is rightfully received from a third Person and without confidential limitation.

                  (b) Exchange of Information. From time to time during the performance of this Agreement, the Parties may deem it necessary to provide each other with Confidential Information. The Parties agree:

                       (i) Nondisclosure. To maintain the confidentiality of such Confidential Information and not to disclose it to any third Person except as authorized by the original disclosing Party in writing.

                       (ii) "Need to Know" Disclosure. To restrict disclosure of Confidential Information only to employees and Authorized Agents who have a "need to know." Such Confidential Information shall be handled with the same degree of care that the receiving Party applies to its own Confidential Information but in no event shall such Confidential Information be treated with less than reasonable care.

                       (iii) Precautions. To take all necessary and appropriate precautions to guard the confidentiality of Confidential Information, including informing employees and Authorized Agents who handle such Confidential Information that it is confidential and not to be disclosed to others.

                       (iv) Ownership. That Confidential Information is and shall at all times remain the property of the disclosing Party. No use of any Confidential Information is permitted except as otherwise provided herein and, except as otherwise provided herein, no license to a Party under any trademark, patent, copyright, mask work or any other intellectual property right, is either granted or implied by the conveying of Confidential Information to such Party.

                       (v) Use. To use such Confidential Information only as required for the purposes of this Agreement.

                       (vi) Reproduction. That Confidential Information furnished in written, pictorial, magnetic or other tangible form shall not be reproduced or copied, in whole or part, except as reasonably necessary (i) by Supplier for its performance under this Agreement, and (ii) by Megatel for its installation and O&M of Equipment and Services furnished by Supplier under this Agreement; if copied or reproduced shall bear the same notices or legends, if any, as the originals and shall, together with any full or partial copies thereof, be returned, destroyed or erased (including any computer memory thereof) when no longer needed for the purposes authorized under this Agreement. The receiving Party shall use reasonable efforts to return, destroy, or erase such tangible Confidential Information (including copies, reproductions or other documents containing Confidential Information within ten (10) Business Days of the disclosing Party's written request.

                  (c) Legal Compulsion. The receiving Party may disclose Confidential Information pursuant to any valid legal or regulatory requirement or order of a court, regulatory agency or other Authority having jurisdiction; provided, that such disclosure shall be as narrowly tailored as possible to comply with such legal or regulatory requirement or order. Upon becoming aware of any such requirement to disclose Confidential Information, the receiving Party immediately shall so notify the disclosing Party of such requirement and of the Confidential Information that it proposes to provide in compliance with such requirement.

                  (d) DISCLAIMER OF WARRANTIES. THE DISCLOSING PARTY DISCLAIMS ALL WARRANTIES REGARDING CONFIDENTIAL INFORMATION, INCLUDING ALL WARRANTIES WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND ALL WARRANTIES AS TO THE ACCURACY, COMPLETENESS AND/OR UTILITY OF SUCH CONFIDENTIAL INFORMATION.

                  (e) Survival. This Article shall continue until termination of this Agreement; provided, however that all obligations hereunder with respect to Confidential Information received prior to such expiration, cancellation or termination of this Agreement shall survive such expiration, cancellation or termination for a period of two (2) years after termination.

                  (f) Agreement Disclosure. Except as may be required by, or necessary in order to comply with, applicable Law, neither Supplier nor Megatel shall disclose to any third party the contents of this Agreement, the Annexes or any amendments hereto or thereto for a period of two (2) years after the termination of this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld. Supplier, to the extent appropriate, can disclose the content of the Agreement to its Subcontractors, provided such Subcontractors agree in writing to maintain such information confidential.

Megatel may disclose this Agreement to banks, financing entities and potential equity investors and their respective advisors with a view to obtaining funds; provided that said banks and financing entities and potential equity investors agree to maintain such information confidential. In addition, Megatel's shareholders may, as and to the extent required by, or necessary to ensure compliance with, applicable laws, including, without limitation, applicable securities laws and regulations, disclose this Agreement to banks, financing entities and potential equity investors and their respective advisors with a view to obtaining funds; provided that said banks and financing entities and potential equity investors agree to maintain such information confidential. With respect to the disclosures specified in the preceding two sentences, prior to Megatel's making this Agreement or any Confidential Information contained herein (other than a summary of material provisions of this Agreement distributed to potential equity investors or parties providers of debt financing, but subject to the last sentence of this Section 20.1(f)) available to the third Persons referenced therein all intended recipients of all or any portion of this Agreement and/or any such Confidential Information shall have executed and delivered to Supplier a Non-Disclosure Agreement in the form attached hereto as Annex 20.1. Notwithstanding anything to the contrary expressly or impliedly contained in this Agreement, neither Megatel nor any of its officers, directors, shareholders, employees, consultants shall under any circumstances: (a) disclose to any Person any of the information on Annex 7.3(a), Section 7.1 or information regarding the specific amount of penalties and/or Liquidated Damages potentially due by Supplier to Megatel hereunder (b) disclose all or any portion of this Agreement or the Confidential Information to any of the following entities or any of their Affiliates, subsidiaries:
[***] and other direct competitors of Supplier.

                  (g) Third Parties. Except as provided below with respect to Authorized Agents, neither Party shall disclose Confidential Information of the other Party hereto to any third Person without such other Party's prior written consent. Any such consent may be conditioned upon execution by the third Person of a nondisclosure agreement in a form satisfactory to the Party whose Confidential Information is being disclosed.

                  (h) Authorized Agents. For purposes of this Article XX, the term "AUTHORIZED AGENT" includes an attorney, an expert, a consultant, a Subcontractor, or other third Person, but only to the extent such Party is performing or enforcing (or assisting the receiving Party to perform or enforce) or advising the receiving Party with respect to its rights and obligations under this Agreement, and provided that such third Person is bound by a professional ethical obligation of confidentiality or agrees in writing (a copy of which document shall be produced to the disclosing Party at its request) to the same conditions respecting use of Confidential Information contained in this clause and to any reasonable conditions requested by the disclosing Party.

                                  ARTICLE XXI
                         EVENTS OF DEFAULT; TERMINATION

         Section 21.1 Megatel Events of Default. The following events shall be considered events of default ("EVENTS OF DEFAULT") by Megatel under this
Agreement:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (a) Megatel materially breaches a material obligation under this Agreement, which breach remains uncured thirty (30) days after Megatel has received notice from Supplier identifying such material breach and requesting that such breach be cured;

                  (b) Megatel makes a general assignment for the benefit of creditors, or a petition in bankruptcy or under any insolvency law is filed by or against Megatel and such petition is not dismissed within sixty (60) days after it has been filed;

                  (c) ANATEL revokes the License; and

                  (d) Megatel fails to pay any amount due to Supplier hereunder within thirty (30) Business Days following the date on which such payment was due.

         Section 21.2 Remedies for Megatel Event of Default. If Megatel commits an Event of Default that has not been cured within the applicable cure period provided in Section 21.1, Supplier may terminate this Agreement on sixty (60) days notice to Megatel; provided, that if the applicable Event of Default is cured within such sixty (60) day notice period and there are no other outstanding Megatel Events of Default or other material defaults existing under this Agreement, such notice shall be invalid and this Agreement shall not be terminated on account of such cured Event of Default. Upon any such termination by Supplier, all amounts due to Supplier hereunder shall become immediately due and payable and Megatel shall make payment in full within ten (10) Business Days of the date of such termination.

         Section 21.3 Supplier Events of Default. The following events shall be considered Events of Default by Supplier under this Agreement:

                  (a) Supplier or any Supplier Representative materially breaches a material obligation under this Agreement, which breach remains uncured thirty (30) days after Supplier has received notice from Megatel identifying such material breach and requesting that such breach be cured;

                  (b) Liquidated Damages payable by Supplier at any time pursuant to this Agreement reach an amount equal to [***]; and

                  (c) Either of Lucent WSI or Lucent Brasil makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against Supplier and such petition is not dismissed within sixty (60) days after it has been filed.

         Section 21.4 Remedies for Supplier Events of Default. If Supplier commits an Event of Default that has not been cured within the applicable cure period provided in Section 21.3, if any, Megatel may elect either to:

                  (a) [***]

                  (b) terminate this Agreement [***];

         in each case on sixty (60) days notice to Supplier; provided, that if all Events of


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Default are cured within such sixty (60) day notice period and there are no other outstanding Supplier Events of Default or other material defaults under this Agreement, such notice shall be invalid and this Agreement shall not be terminated on account of such cured Event of Default.

         Section 21.5 Effects of Termination on Pre-Existing Rights. Each Party's termination rights shall be without prejudice to the rights or claims it may have hereunder against the other with respect to its performance, nonperformance or breach of obligations hereunder. Any termination of this Agreement shall not affect (i) any right or obligation of any Party arisen prior to termination; and (ii) the right to use Equipment and Services acquired and paid for under this Agreement, or otherwise exercise the rights granted hereunder provided such rights survive termination of this Agreement pursuant to Section 24.8. In the event termination is due to Supplier Events of Default, at Megatel's option, any orders for Equipment or Services placed with Supplier prior to the effective date of termination shall be completed in accordance with the terms of this Agreement.

                                  ARTICLE XXII
                     GOVERNING LAW; RESOLUTION OF DISPUTES

         Section 22.1 Governing Law. The validity, construction and interpretation of, and the rights and obligations of the Parties pursuant to, this Agreement and any amendment hereto shall be governed by the Laws of Brazil, exclusive of the United Nations Convention on the Sale of Goods.

         Section 22.2 Disputes. Every dispute, controversy or disagreement of any kind or nature between the Parties arising out of or in connection with this Agreement (each, a "DISPUTE") shall be resolved in accordance with the following provisions of this Article XXII.

         Section 22.3 Executive Resolution.

                  (a) Upon the occurrence of a Dispute, either Party may deliver a notice to the other Party (a "DISPUTE NOTICE") requesting that the Dispute be referred to the senior management of the Parties. Any Dispute Notice shall include the names of the senior management of the Party nominated to attempt to resolve the Dispute and a schedule of their availability during the forty-five (45) day period following the date of the delivery of the Dispute Notice. Any Dispute Notice shall be delivered promptly after the Dispute arises.

                  (b) Within ten (10) days after receipt of a Dispute Notice, the other Party shall provide a notice to the requesting Party (the "RESPONSE NOTICE") indicating the names of the senior management of such other Party nominated to attempt to resolve the Dispute, and a schedule of their availability during the thirty-five (35) day period following the date of the delivery of the Response Notice.

                  (c) During the forty-five (45) day period following the delivery of the Response Notice, the nominated members of the senior management of the Parties shall meet as frequently as possible and shall attempt in good faith to resolve the Dispute.

         Section 22.4 Arbitration. In the event that any Dispute has not been resolved within [***] of the delivery of a Response Notice, an arbitral tribunal may be established in accordance with the following provisions:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (a) The Party wishing to appeal to the arbitral tribunal shall notify the other Party indicating the nature of the Dispute and the name of its appointed arbitrator.

                  (b) Within [***] from the date of receipt of the notice referred to in Section 22.4(a), the other Party shall inform the first Party by written notice of its appointed arbitrator. In the event such appointment is not made, the first Party may request the President of the International Chamber of Commerce to appoint the second arbitrator on behalf of the other Party.

                  (c) Within [***] from the date of the appointment referred to in Section 22.4(b), the appointed arbitrators shall appoint a third arbitrator who shall preside over the proceedings. If an agreement upon the third arbitrator is not reached, such appointment shall be made by the President of the International Chamber of Commerce.

                  (d) The arbitration shall be governed by the Rules of Arbitration of the International Chamber of Commerce, except as provided otherwise herein, and the arbitral tribunal shall adopt the substantive Laws of Brazil, without giving effect to any conflict of Laws rules contained therein.

                  (e) All proceedings and records of the arbitration shall be conducted and maintained in the English language. All notices, requests, demands and other communications shall be in writing in the English language and shall be delivered pursuant to Section 24.4.

                  (f) Any Party may apply to the arbitrators for the privilege of conducting discovery. The right to conduct discovery shall be granted by the arbitrators at their sole discretion with a view to avoiding surprise and providing reasonable access to necessary information or information likely to be presented during the course of the arbitration, without regard to whether or the extent to which such information is confidential.

                  (g) The Parties shall be given the right to cross-examine any witness whose testimony is so admitted.

                  (h) Any confidentiality covenant established in this Agreement shall apply to the arbitration proceedings.

                  (i) The arbitration shall be conducted in the city of Sao Paulo, Brazil.

                  (j) Within [***] from the date the arbitral tribunal is formed, the arbitrators shall present a detailed arbitral award, which shall be determined based on a majority of votes. Such arbitral award shall detail and quantify the liabilities of the defaulting Party as well as indicate the proportion of the arbitrators' fees and expenses to be borne by each Party and terms for the respective payment. The arbitral award shall, except in the event of fraud or material mistake, be final, without appeal and binding upon the Parties. The arbitral award shall in all events be subject to Article XIX hereof.

                  (k) Any judgment on such award must comply with the requirements of enforceability in Brazil. All judgments on arbitral awards rendered under or in connection with this Agreement may be enforced in any court of competent jurisdiction.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (l) The Parties agree that either Party may have the need to obtain immediate relief including, without limitation, specific performance and/or injunction from a judicial court. Therefore, the filing for and obtaining of injunctive relief (or another type of remedy that cannot be obtained from an arbitral tribunal under applicable Law) in connection with this Agreement shall be permitted and shall not be considered a breach hereof; provided that such remedy or judicial relief (i) is limited to what is required to prevent imminent damage to a Party and (ii) does not resolve the merits or substance of any such Dispute.

                  (m) If, for any reason, the arbitration proceedings or the enforcement of any arbitral award thereunder is ultimately frustrated by any Party and the other Party is unable to obtain appropriate legal remedy to conduct the arbitration proceedings or to enforce the arbitral award against such Party, the injured Party shall not be denied or restricted access to any judicial or extrajudicial forum provided that, in such event, the Parties shall submit any Dispute to the courts of the city of Sao Paulo, Brazil.

                                 SECTION XXIII
                              [***]

         Section 23.1 [***]

         Section 23.2 [***]

                                  ARTICLE XXIV
                                 MISCELLANEOUS

         Section 24.1 Compliance with Law. The Parties shall comply with all applicable Laws. In addition, Supplier acknowledges that it has received and reviewed a copy of the License and shall, in performing its obligations under this Agreement, comply with the requirements therein governing the procurement of Equipment and Services.

         Section 24.2 Publicity and Trademark. Nothing contained in this Agreement shall be construed as conferring any right to use any name, trademark or other designation of either Party hereto, including any abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. Any publicity, advertising, etc., with regard to this Agreement or the Network that mentions the other Party shall be mutually agreed upon in writing prior to disclosure or dissemination.

         Section 24.3 Assignment.

                  (a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Except as provided in Sections 24.3(b) and (c), neither Party shall assign or transfer this Agreement without the prior written consent of the other Party.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (b) Supplier may assign its rights and delegate its duties, obligations and liabilities hereunder to a designated (direct or indirect) subsidiary controlled by Supplier, provided that Supplier remains jointly and severally liable as to the performance of all of its obligations by such subsidiary.

                  (c) Megatel may assign its rights and delegate its duties, obligations and liabilities to a designated (direct or indirect) subsidiary of Megatel, provided that Megatel remains jointly and severally liable as to the performance of its obligations by such subsidiary without requiring the consent of Supplier. In addition, upon notice to Supplier, Megatel may assign this Agreement as security to Persons providing debt financing for the Project and Supplier shall cooperate with Megatel as required to effectuate such collateral assignment.

         Section 24.4 Notices.

                  (a) Notices required to be given by one Party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by postage prepaid registered or certified post, return receipt requested, by air courier, or by facsimile or electronic mail with confirmation of receipt (by one of the other methods of delivery specified above) to the addresses indicated below. Such notices shall be deemed to have been given and shall be effective upon receipt.

                  (b) Notice to Megatel:

                      Megatel do Brasil S.A.
                      Av. Nacoes Unidas 4.777 12 andar
                      05477-000 Sao Paulo, S.P.
                      Brasil
                      Tel:     5511-3024-7500
                      Fax:  5511-3024-7505
                      Attention:    Chief Operating Officer

                  (c) Notice to Supplier:

                      Lucent Technologies World Services, Inc.
                      2333 Ponce de Leon Boulevard, Suite 500
                      Coral Gables, Florida 33134
                      U.S.A
                      Tel:  305-569-3933
                      Fax:  305-569-4893
                      Attn:  Contract Administrator

                      Lucent Technologies S.A. Brasil
                      Rua Cinira Fonseca de Oliveira, s/no.
                      Jd. Imperador - Campinas - Sao Paulo,
                      Brasil
                      Tel:  55-19-707-7625/7640
                      Fax:  55-19-707-7626/7337
                      Attn:  Contract Administrator

         Section 24.5 Modifications to Notice Address. Either Party may change the addresses for giving notice by providing the other Party with written information about such change of address in accordance with Section 24.4.

         Section 24.6 Records. Both Parties shall maintain complete and accurate records of all matters that relate to their obligations hereunder in accordance with generally accepted accounting principles and practices, uniformly and consistently applied in a format that will permit audit. Unless otherwise provided in this Agreement the Parties shall retain such records for a period of four (4) years from the date of their creation or the period required by the applicable Laws, whichever is greater.

         Section 24.7 Severability. Any term or provision of this Agreement that is held to be invalid, void, unenforceable or illegal will in no way affect, impair or invalidate the remaining terms or provisions, which will remain in full force and effect as though the Agreement did not contain the particular invalid or unenforceable term or provision, and the rights and obligations of each Party shall be construed and enforced accordingly. To the extent that any provision shall be held to be invalid, illegal or unenforceable, such provision shall be considered null and void but the remaining provisions of this Agreement shall remain in effect. In the event the invalid illegal or unenforceable provision is considered an essential element of this Agreement, the Parties shall promptly negotiate replacement provisions that are acceptable to both Parties and are valid, legal and enforceable, and come as close as possible to reflect accurately the intentions of the Parties underlying the invalid, illegal or unenforceable provision or provisions.

         Section 24.8 Survival. Termination of this Agreement, for whatever cause, shall be without prejudice to any right or obligation of any Party hereto in respect of this Agreement that has arisen prior to such termination or expiration. If this Agreement is terminated by either Party prior to the completion of Final Acceptance for any Order Document, then the Order Document's Provisional Acceptance and Final Acceptance shall be based on that Equipment actually delivered to the corresponding Site(s) as of the effective date of termination. The Parties' rights and obligations, which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive the termination, cancellation or expiration of this Agreement including, without limitation, the provisions of Sections 9.3(d),

10.1, 10.2, 10.3, 10.4, 15.2, 15.3, 15.4, 15.5, 19.1, 20.1, 24.1, 24.2, 24.6,
24.8, 24.13, 24.14, and 24.16, and Articles VII, XIII, XIV and XXII.

         Section 24.9 Discrepancies or Inconsistencies. In the event of any discrepancy or inconsistency between this Agreement and any of its Annexes, the terms and conditions of this Agreement shall prevail to the extent of any such discrepancy or inconsistency.

         Section 24.10 Amendment, Modification or Addendum. Any amendment, modification or addendum to this Agreement shall be made by making specific reference to the provision(s) to be amended, modified or added and shall be made in writing signed by all Parties hereto. All other provisions not specifically referred to in such amendment, modification or addendum shall remain unchanged and in full force and effect. No course of dealing or usage of trade shall be invoked to modify the terms and conditions of this Agreement.

         Section 24.11 No Waiver of Rights; No Novation.

                  (a) No waiver by either Party of any default or defaults by the other Party in the performance of any of the provisions of this Agreement:

                       (i) shall operate or be construed as a waiver of any other or further default or defaults whether of a like or different character;

                       (ii) shall operate or be construed as a novation of any of the rights and obligations established herein; or

                       (iii) shall be effective unless in writing duly executed by a duly authorized representative of such Party.

                  (b) Neither the failure by a Party to insist on any occasion upon the performance of the terms, conditions and provisions of this Agreement nor time or other indulgence granted by one Party to the other shall act as a waiver of such breach or acceptance of any variation or the relinquishment or the novation of any such right or any other right hereunder, which shall remain in full force and effect.

         Section 24.12 Costs and Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

         Section 24.13 Relationship of the Parties. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties or to impose any partnership obligation or liability upon either Party and neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

         Section 24.14 Language of Agreement. This Agreement shall be executed in the English language and the Parties shall initial a sworn, official translation of this Agreement (without the Annexes) to the Portuguese language, which shall be prepared within ninety (90) days from the Effective Date. Such translation shall be used in the event that presentation of a Portuguese translation of this Agreement to any Brazilian court, tribunal or Authority is required. In the event that an official translation of the Annexes to this Agreement is required, the Parties shall jointly agree upon such official translation. All documents, notices, waivers and all other written communications between the Parties in connection with this Agreement shall, unless the Parties otherwise agree, be in English.

         Section 24.15 Third Party Beneficiaries. Except as provided in Section 20.1(c), this Agreement is intended to be solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto.

         Section 24.16 [***]

         Section 24.17 Annexes. The following Annexes shall constitute a part of this Agreement as though included in the body hereof:

      ANNEX                    ANNEXES
      Annex 4.1                [***]
      Annex 4.9                [***]
      Annex 5.1(a)             [***]
      Annex 6.1                [***]
      Annex 7.3(a)             [***]
      Annex 7.9                [***]
      Annex 8.1(a)             [***]
      Annex 9.1(a)             [***]
      Annex 9.3(a)             [***]
      Annex 9.3(d)             [***]
      Annex 9.3(i)             [***]
      Annex 13.2               [***]
      Annex 13.10              [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

      Annex 13.11(b)           [***]
      Annex 14.1               [***]
      Annex 15.1               [***]
      Annex 17.1(a)            [***]
      Annex 20.1               [***]

      Annex 23                 [***]

                                    * * * *


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         Thus being agreed, the Parties have executed this Agreement in three
         (3) counterparts, in the presence of two (2) witnesses signing below. Sao Paulo, September 30, 1999.

MEGATEL DO BRASIL S.A.

By:                                       By:
   --------------------------------          -----------------------------------

Name:                                     Name:
     ------------------------------            ---------------------------------

Title:                                    Title:
      -----------------------------             --------------------------------

LUCENT TECHNOLOGIES S.A.
BRASIL

By:                                       By:
   --------------------------------          -----------------------------------

Name:                                     Name:
     ------------------------------            ---------------------------------

Title:                                    Title:
      -----------------------------             --------------------------------


LUCENT TECHNOLOGIES WORLD SERVICES, INC.

By:
   --------------------------------

Name:
     ------------------------------
Title:
      -----------------------------


WITNESS:                                  WITNESS:

Name:                                     Name:
     ------------------------------            ---------------------------------

RG:                                       RG:
     ------------------------------            ---------------------------------

CPF:                                      CPF:
     ------------------------------            ---------------------------------

                                    ANNEX 4.1

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 7 pages have been omitted from this Annex.

                                    ANNEX 4.9

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 10 pages have been omitted from this Annex.

                                  ANNEX 5.1(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 16 pages have been omitted from this Annex.

                                    ANNEX 6.1

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 3 pages have been omitted from this Annex.

                                  ANNEX 7.3(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 1 page has been omitted from this Annex.

                                                                       ANNEX 7.9

                         FINANCING AGREEMENT TERM SHEET

                                      NONE

                                  ANNEX 8.1(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 7 pages have been omitted from this Annex.

                                  ANNEX 9.1(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 7 pages have been omitted from this Annex.

                                  ANNEX 9.3(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 7 pages have been omitted from this Annex.

                                  ANNEX 9.3(d)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 58 pages have been omitted from this Annex.

                                  ANNEX 9.3(i)

                                     [***]

Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 1 page has been omitted from this Annex.

                                   ANNEX 13.2

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 5 pages have been omitted from this Annex.

                                   ANNEX 13.10

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 9 pages have been omitted from this Annex.

                                 ANNEX 13.11(b)
                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 3 pages have been omitted from this Annex.

                                   ANNEX 14.1

                                    [* * *]

Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 3 pages have been omitted from this Annex.

                                   ANNEX 15.1

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 3 pages have been omitted from this Annex.

                                  ANNEX 17.1(a)

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 1 page has been omitted from this Annex.

                                   ANNEX 20.1

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 4 pages have been omitted from this Annex.

                                    ANNEX 23

                                    [* * *]


Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission. A total of 12 pages have been omitted from this Annex.